                                                                    Exhibit 10.7


                                 TABLE OF CONTENTS


PARAGRAPH                          DESCRIPTION                                   PAGE
-------------------------------------------------------------------------------------
BASIC LEASE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  v

1.   OCCUPANCY AND USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

2.   TERMS AND POSSESSION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

3.   RENT; RENT ADJUSTMENTS; ADDITIONAL CHARGES FOR EXPENSES AND TAXES . . . . . . .2
     (A) MONTHLY BASE RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     (B) ADJUSTMENTS IN BASE RENT  . . . . . . . . . . . . . . . . . . . . . . . . .2
     (C) ADDITIONAL CHARGES FOR EXPENSES AND TAXES . . . . . . . . . . . . . . . . .2
          (1) DEFINITIONS OF ADDITIONAL CHARGES: . . . . . . . . . . . . . . . . . .2
               (A) "TAX YEAR"  . . . . . . . . . . . . . . . . . . . . . . . . . . .2
               (B) "TENANT'S SHARE"  . . . . . . . . . . . . . . . . . . . . . . . .2
               (C) "REAL ESTATE TAXES" . . . . . . . . . . . . . . . . . . . . . . .2
               (D) "EXPENSES"  . . . . . . . . . . . . . . . . . . . . . . . . . . .3
               (E) "EXPENSE YEAR"  . . . . . . . . . . . . . . . . . . . . . . . . .4
          (2) PAYMENT OF REAL ESTATE TAXES:  . . . . . . . . . . . . . . . . . . . .4
          (3) PAYMENT OF EXPENSES: . . . . . . . . . . . . . . . . . . . . . . . . .4
          (4) OTHER: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
          (5) AUDIT: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     (D) LATE CHARGES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

4.   RESTRICTIONS ON USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

5.   COMPLIANCE WITH LAWS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

6.   ADDITIONAL ALTERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

7.   REPAIR AND MAINTENANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

8.   LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

9.   ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . . . . . . . . . .8

10.  INSURANCE AND INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . .9

11.  WAIVER OF SUBROGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

12.  SERVICES AND UTILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

13.  TENANT'S CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

14.  HOLDING OVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

15.  SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

16.  RULES AND REGULATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

17.  RE-ENTRY BY LANDLORD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

18.  INSOLVENCY OR BANKRUPTCY  . . . . . . . . . . . . . . . . . . . . . . . . . . 12

19.  DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

20.  DAMAGE BY FIRE, ETC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

21.  EMINENT DOMAIN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

22.  SALE BY LANDLORD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

23.  RIGHT OF LANDLORD TO PERFORM  . . . . . . . . . . . . . . . . . . . . . . . . 14

24.  SURRENDER OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

                                          i


32.  SECURITY DEPOSIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

33.  CORPORATE AUTHORITY; FINANCIAL INFORMATION  . . . . . . . . . . . . . . . . . 14

34.  PARKING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

35.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

36.  TENANT'S REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

37.  REAL ESTATE BROKERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

38.  LEASE EFFECTIVE DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

39.  HAZARDOUS SUBSTANCE LIABILITY . . . . . . . . . . . . . . . . . . . . . . . . 14

40.  ARBITRATION OF DISPUTES . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

41.  SIGNAGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

42.  OPTION TO RENEW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

43.  RENT DURING EXTENSION TERM  . . . . . . . . . . . . . . . . . . . . . . . . . 16

44.  RIGHT OF NOTICE PRIOR TO SALE . . . . . . . . . . . . . . . . . . . . . . . . 17


EXHIBIT "A"    PREMISES

EXHIBIT "B"    WORKLETTER

EXHIBIT "C"    RULES AND REGULATIONS

EXHIBIT "D"    FORM OF TENANT ESTOPPEL CERTIFICATE

EXHIBIT "E"    DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS

EXHIBIT "F"    SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

EXHIBIT "G"    ENVIRONMENTAL REPORTS

BASIC LEASE INFORMATION
--------------------------------------------------------------------------------

LEASE DATE:                     JUNE 12, 1996

LANDLORD:                       CHARLESTON PLACE ASSOCIATES
                                A CALIFORNIA LIMITED PARTNERSHIP

MANAGING AGENT:                 THE MOZART DEVELOPMENT COMPANY

LANDLORD'S AND MANAGING AGENT'S ADDRESS:
                                C/O THE MOZART DEVELOPMENT COMPANY
                                1068 EAST MEADOW CIRCLE
                                PALO ALTO, CA 94303

TENANT:                         U.S. ROBOTICS ACCESS CORP.

TENANT'S ADDRESS:               FOR NOTICE                  FOR BILLING
                                C/O REAL ESTATE DEPARTMENT  SAME AS FOR NOTICE

                                8100 N. MCCORMICK BLVD.

                                SKOKIE, IL 60076

BUILDINGS:                      1585 & 1565 CHARLESTON ROAD, MOUNTAIN VIEW,
                                CALIFORNIA

SUITE:                          ENTIRE BUILDINGS

RENTABLE AREA OF THE PREMISES:  75,780 (1585) + 55,800 (1565) = 131,580 SQUARE
                                FEET.

RENTABLE AREA OF THE BUILDINGS: 131,580 SQUARE FEET

PARKING SPACES:                 APPROXIMATELY 471 SPACES

TENANT'S USE OF THE PREMISES:   GENERAL OFFICE, ADMINISTRATION, RESEARCH AND
                                DEVELOPMENT

LEASE TERM:                     TEN (10) YEARS.

EARLY OCCUPANCY DATE:           OCTOBER 15, 1996

SCHEDULED COMMENCEMENT DATE:    NOVEMBER 1, 1996.

SCHEDULED EXPIRATION DATE:      OCTOBER 31, 2006.

TENANT ALLOWANCE:               $460,530.00 - SEE EXHIBIT B

TENANT'S PLAN DELIVERY DATE:    SEE EXHIBIT B

OUTSIDE DELIVERY DATE:          JANUARY 31, 1997

RENT:                           MONTHLY BASE RENT                ANNUAL BASE RENT
                                PSF/MONTH              TOTAL          TOTAL
                                ----------             -----          -----
               YEAR 1:          $2.15                  $282,897.00    $3,394,764.00
               YEAR 2:          $2.20                  $289,476.00    $3,473,712.00
               YEAR 3:          $2.25                  $296,055.00    $3,552,660.00
               YEAR 4:          $2.30                  $302,634.00    $3,631,608.00
               YEAR 5:          $2.35                  $309,213.00    $3,710,556.00
               YEAR 6:          $2.40                  $315,792.00    $3,789,504.00
               YEAR 7:          $2.45                  $322,371.00    $3,868,452.00
               YEAR 8:          $2.50                  $328,950.00    $3,947,400.00
               YEAR 9:          $2.55                  $335,529.00    $4,026,348.00
               YEAR 10:         $2.60                  $342,108.00    $4,105,296.00


BASE RENT ADJUSTMENT:           SEE ABOVE

TENANT'S SHARE OF EXPENSES AND TAXES ("ADDITIONAL CHARGES"): 100.0%

SECURITY DEPOSIT:               NONE

GUARANTOR OF LEASE:             U.S. ROBOTICS CORPORATION

BROKER:                         CB COMMERCIAL (DREW ARVAY/MIKE GRADO)

BROKER'S FEE OR COMMISSION, IF ANY, PAID BY: LANDLORD

The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information hereinabove set forth and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

                                LANDLORD:

                                CHARLESTON PLACE ASSOCIATES
                                a California General Partnership

                                By:     CHARLESTON VENTURE I LIMITED PARTNERSHIP
                                        a California Limited Partnership
                                Its:    General Partner

                                        By:  /s/ [ILLEGIBLE]
                                             -----------------------------------
                                        Its:  General Partner
                                             -----------------------------------

                                By:     COMPETROL REAL ESTATE LIMITED
                                        a British Virgin Islands private company
                                Its:    General Partner

                                        By:  /s/ [ILLEGIBLE]
                                             -----------------------------------
                                        Its:  Executive Vice President
                                             -----------------------------------

                                             /s/ [ILLEGIBLE]
                                             -----------------------------------
                                              Vice President
                                             -----------------------------------

                                TENANT:

                                U.S. ROBOTICS ACCESS CORP.
                                a Delaware Corporation

                                        By:  /s/ [ILLEGIBLE]
                                             -----------------------------------
                                        Its:  Treasurer
                                             -----------------------------------

                                   LEASE AGREEMENT

     THIS LEASE AGREEMENT is made and entered into as of June 12, 1996, by and between CHARLESTON PLACE ASSOCIATES a California general partnership, (herein called "Landlord"), and U.S. ROBOTICS ACCESS CORP., a Delaware corporation, (herein called "Tenant").

     Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those premises (the "Premises") comprising the area substantially as outlined in red on the attached EXHIBIT "A", in the buildings (hereinafter referred to as the "Building") specified in the Basic Lease Information attached hereto. The number of square feet designated as Rentable Area of the Premises on the Basic Lease Information may include portions of the Building Common Area attributed to the Premises and not located within the area outlined on EXHIBIT A. The Building, together with the associated land and improvements is referred to as "Project." The term "Common Area" shall mean all areas and facilities within the Project that are not designated by Landlord for the exclusive use of Tenant or any other tenant or other occupant of the Project, including the parking areas, access and perimeter roads, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas and the like.

     1. OCCUPANCY AND USE. Tenant may use and occupy the Premises for the purpose specified in the Basic Lease Information and for no other use or purpose without the prior written consent of Landlord. Landlord shall have the right to grant or withhold consent to a proposed change of use in its sole discretion. Notwithstanding the above, Tenant understands and agrees that a Declaration of Covenants, Conditions and Restrictions ("CC&R's")encumbers the Land and Project and that Tenant's Occupancy and Use of the Premises may be restricted by such encumbrance. If necessary, Tenant shall execute such documents as are reasonably necessary to cause this Lease to become subordinate to such CC&R's (see the attached EXHIBIT E).

     2.   TERMS AND POSSESSION.

          (a) The term of this Lease (the "Term") shall be for the period specified in the Basic Lease Information (or until sooner terminated as herein provided). If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the date specified in the Basic Lease Information for the commencement of the Term, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. In that event, however, the Term of the Lease shall not commence until such commencement date as is determined pursuant to EXHIBIT B. In such event, the scheduled commencement date and scheduled expiration date shall be adjusted accordingly. Payment of Rent and Additional Charges by Tenant due to delay in delivery of the Premises caused by Tenant shall also be governed by EXHIBIT B hereof. Notwithstanding the provisions above and of EXHIBIT B, if the delivery of the Premises is delayed beyond Outside Delivery Date, as set forth in the Basic Lease Information, Tenant shall have the right to terminate this Lease by notifying Landlord in writing of its intent to do so no later than five (5) business days after the Outside Delivery Date. The Outside Delivery Date shall be extended one day for each day of delay caused by (i) Tenant as more particularly set forth in EXHIBIT B hereof and (ii) acts of God, acts of the Government, a shortage of material or labor or other causes beyond the reasonable control of Landlord. The dates upon which the Term shall actually commence and terminate pursuant to this Paragraph 2(a) are herein called the "Commencement Date" and the "Expiration Date," respectively.

          (b) Completion of the improvements to the Premises and Building shall be governed by the terms and conditions of the separate work letter ("Work Letter"), attached hereto as EXHIBIT "B".

          (c) The Premises shall be deemed "delivered" and the Term shall commence as defined in EXHIBIT B.

          (d) Tenant shall, no later than ninety (90) days after the date of issuance by the appropriate governmental agency of a Certificate of Occupancy or its equivalent concerning the Improvements, occupy at least a portion of the Premises. Time is of essence. This subparagraph 2(d) shall not be construed as an obligation of Tenant to continuously occupy the Premises.

     3.   RENT; RENT ADJUSTMENTS; ADDITIONAL CHARGES FOR EXPENSES AND TAXES.
          (a) MONTHLY BASE RENT. Commencing on the Commencement Date, except to the extent otherwise provided for in Paragraph 2(c), Tenant shall pay to Landlord throughout the Term the annual rental specified in the Basic Lease Information ("Rent"), which sum shall be payable by Tenant in equal monthly installments on, or, at Tenant's election, before, the first day of each month, in advance, with the first month's rent due upon execution of this Lease Agreement, in lawful money of the United States (without any prior demand therefor and without deduction or offset whatsoever, except as expressly provided for in Paragraphs 20 & 21) to Landlord or its managing agent at the address specified in the Basic Lease Information or to such other firm or to such other place as Landlord or its Managing Agent may from time to time designate in writing. Tenant shall pay to Landlord all charges and other amounts whatsoever as provided in this Lease ("Additional Charges") at the place where the Rent is payable and Landlord shall have the same remedies for a default in the payment of

Additional Charges as for a default in the payment of Rent. If the Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the Rent and Additional Charges for such fractional month shall be prorated on a daily basis.

          (b) ADJUSTMENTS IN BASE RENT. The monthly base rent under Paragraph 3(a) shall be adjusted as provided in the Basic Lease Information.

          (c) ADDITIONAL CHARGES FOR EXPENSES AND TAXES.

               (1) DEFINITIONS OF ADDITIONAL CHARGES: For purposes of this Paragraph 3(c), the following terms shall have the meanings hereinafter set forth:

                    (A) "TAX YEAR" shall mean each twelve (12) consecutive month period commencing January 1st of the calendar year during which the Commencement Date of this Lease occurs, provided that if the taxing authority levies taxes on other than a Calendar year, Landlord, upon notice to Tenant, may change the Tax Year from time to time to any other twelve
     (12) consecutive month period and, in the event of any such change, Tenant's Share of Real Estate Taxes (as hereinafter defined) shall be equitably adjusted for the Tax Years involved in any such change.

                    (B) "TENANT'S SHARE" shall mean the percentage figure so specified in the Basic Lease Information.

                    (C) "REAL ESTATE TAXES" shall mean all taxes, assessments and charges levied upon or with respect to the Project or any personal property of Landlord used in the operation of thereof, or Landlord's interest in the Project or such personal property. Real Estate Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees or assessments for transit, housing, police, fire or other governmental services or purported benefits to the Building (provided, however, that any refunds of Real Estate Taxes paid by Tenant (as part of Tenant's Share of Real Estate Taxes) shall be credited against Tenant's further obligation to pay Real Estate Taxes during the
     Term), service payments in lieu of taxes, and any tax, fee or excise on the act of entering into this Lease, or any other lease of space in the Building, or on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of California, or any political subdivision, public corporation, district or any other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Real Estate Taxes shall not include franchise, transfer, inheritance or capital stock taxes or income taxes measured by the net income of Landlord from all sources unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise constitute a Real Estate Tax. Additionally, Real Estate Taxes shall not include any assessments or like charges to pay for any remediation o contamination from any Hazardous Substance (defined in Paragraph 39 hereof) existing as of the Commencement Date unless introduced in, on, under or about the Premises by Tenant or Tenant's employees, agents, contractors or invitees. Real Estate Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes; provided that such fees, costs and disbursements do not exceed the actual savings in Real Estate Taxes obtained by Tenant over the Term of the Lease. In the event that Tenant desires to contest on its own behalf the assessed value of the property as determined by the applicable taxing authority (e.g. the County of Santa Clara), Landlord shall not unreasonably withhold its approval. If any assessments are levied on the Project, Tenant shall have no obligation to pay more than that amount of annual installments of principal and interest that would become due during the Lease Term had Landlord elected to pay the assessment in installment payments, even if Landlord pays the assessment in full.

                    (D) "EXPENSES" shall mean the total costs and reasonable expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Building, including, without limitation (i) the cost of air conditioning, electricity, steam, heating, mechanical, ventilating, elevator systems and all other utilities and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of repairs and general maintenance and cleaning; (iii) the cost of fire, extended coverage, boiler, sprinkler, public liability, property damage, rent, earthquake (if available at commercially reasonable rates) and other insurance; (iv) fees, charges and other costs, including management fees, consulting fees, legal fees (which are allowed elsewhere in the Lease) and accounting fees, fees of all independent contractors engaged by Landlord directly related to the operation of the Building or reasonably charged by Landlord if Landlord performs management services in connection with the Building, (though the management fee shall not exceed the cap noted in the following paragraph);
     (v) the cost of any capital improvements made to the Building after the Commencement Date (a) as a labor saving device or to effect other economies in the operation or maintenance of the Building (from which a reasonable person would anticipate that savings would actually result), (b) to repair or replace capital items which are no longer capable of providing the services required of them, or (c) that are made to the Building after the date of this Lease and are required under any governmental law or regulation that was not required to be completed in respect of the Building prior to the date the Lease was executed. The cost of the foregoing capital improvements and any other capital improvements in excess of $2,500 per month ($30,000 per year), the cost of which is the responsibility of Tenant pursuant to this Lease, shall be amortized over the useful life of the capital item in question as determined in accordance with generally accepted accounting principles ("GAAP"), together with interest on the unamortized balance at the rate paid by Landlord on funds borrowed for the purpose of constructing such capital improvements; however, in the event that Landlord is not able to borrow said funds on a nonrecourse basis, then the rate shall be 10% per annum; and (vi) any other reasonable expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the Building, including, but not limited to, costs incurred pursuant to any CC&R's and/or ground lease identified in EXHIBIT E. Any "deductible" amounts relating to capital improvements required to be paid by Tenant hereunder in connection with any casualty policy carried by Landlord shall be amortized over the useful life of the restoration work in accordance with GAAP.

     Notwithstanding anything to the contrary herein contained, Expenses shall not include, and in no event shall Tenant have any obligation to pay for pursuant to this Paragraph 3 or Paragraph 7(b), (aa) the initial construction cost of the Project or real property on which the Building is located; (bb) the cost of providing tenant improvements to any other tenant; (cc) debt service (including, but without limitation, interest, principal and any impound payments) required to be made on any mortgage or deed of trust recorded with respect to the Building and/or the real property on which the Building is located other than debt service and financing charges imposed pursuant to Paragraph 3(c)(1)(D)(v) above; (dd) the cost of special services, goods or materials provided to any tenant;
     (ee) depreciation; (ff) the portion of a management fee paid to Landlord or affiliate in excess of two percent (2%) of Rent and Additional Charges (excluding the management fee); (gg) costs occasioned by Landlord's fraud or willful misconduct under applicable laws; (hh) costs for which Landlord has a right of and has received reimbursement from others; (ii) costs to correct any construction or design defects in the original construction of the Premises, the Building or the Project; (jj) costs arising from a disproportionate use of any utility or service supplied by Landlord to any other occupant of the Building to the extent that Landlord has the ability to charge such other tenant for said costs under the terms of a lease comparable to terms governing said costs in this Lease; (kk) repairs, replacement and upgrades to the structural elements of the Building; (ll) environmental pollution remediation related costs for which Landlord has indemnified Tenant pursuant to Paragraph 39; (mm) advertising or promotional costs; and (nn) leasing commissions. All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Landlord's business). Expeses shall not include specific costs incurred for the account of, separately billed to and paid by specific tenants.

                    (E) "EXPENSE YEAR" shall mean each twelve (12) consecutive month period commencing January 1 of the calendar year during which the Commencement Date of the Lease occurs, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Expenses shall be equitably adjusted for the Expense Years involved in any such change.

               (2) PAYMENT OF REAL ESTATE TAXES: With reasonable promptness after Landlord has received the tax bills for any Tax Year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Tax Statement") setting forth the amount of Real Estate Taxes for such Tax Year, and Tenant's Share thereof. Unless otherwise required in Paragraph 3(c)4 below, Tenant shall pay to Landlord actual Real Estate Taxes no later than twenty (20) days prior to the due date of such Real Estate Tax installment.

               (3) PAYMENT OF EXPENSES: Commencing on the Commencement Date, unless otherwise provided for in Paragraph 3(a), Tenant shall pay to Landlord as Additional Charges one-twelfth (1/12th) of Tenant's Share of the Expenses for each Expense Year on or before the first day of each month of such Expense Year, in advance, in an amount reasonably estimated by Landlord and billed by Landlord to Tenant, and Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. With reasonable promptness after the expiration of each Expense Year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Expense Statement"), setting forth in reasonable detail the Expenses for such Expense Year and Tenant's Share thereof. If the actual Expenses for such Expense Year exceed the estimated Expenses paid by Tenant for such Expense Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Expenses within thirty (30) days after the receipt of Landlord's Expense Statement, and if the total amount paid by Tenant for any such Expense Year shall exceed the actual Expenses for such Expense Year, such excess shall be credited against the next installment of the estimated Expenses due from Tenant to Landlord hereunder or if the Term has ended it shall be returned to Tenant within thirty (30) days. Any utility rebates for the Project which Landlord receives for payments made by Tenant (as part of Tenant's Share of Expenses) shall be forwarded to Tenant so long as such rebate is received within one year following the Expiration Date or sooner termination of the Lease. If it has been determined that Tenant has overpaid Expenses during the last year of the Lease Term (including rebates of utilities applicable to Tenant), then Landlord shall reimburse Tenant for such overage on or before the thirtieth (30th) day following the Expiration Date.

               (4) OTHER: To the extent any item of Real Estate Taxes or Expenses is payable by Landlord in advance of the period to which it is applicable (e.g. insurance and tax escrows required by Landlord's Lender), or to the extent that prepayment is customary for the service or matter, Landlord may
(i) include such items in Landlord's estimate for periods prior to the date such item is to be paid by Landlord and (ii) to the extent Landlord has not collected the full amount of such item prior to the date such item is to be paid by Landlord, Landlord may include the balance of such full amount in a revised monthly estimate for Additional Charges. If the Commencement Date or Expiration Date shall occur on a date other than the first day of a Tax Year and/or Expense Year, Tenant's share of Real Estate Taxes and Expenses, for the Tax Year and/or Expense Year in which the Commencement Date occurs shall be prorated.

               (5) AUDIT: Within ninety (90) days after receipt of any Expense Statement or Tax Statement from Landlord, Tenant shall have the right to examine Landlord's books and records relating to such Expense Statements and Tax Statements, or cause an independent audit thereof to be conducted by an accounting firm to be selected by Tenant and subject to the reasonable approval of Landlord. If the audit conclusively proves that Tenant has overpaid either Expenses or Real Estate Taxes, then Landlord shall promptly reimburse Tenant for such overage, and if such overage exceeds five percent (5%) of the actual amount of Expenses or Real Estate Taxes paid by Landlord for the Tax or Expense Year covered by such audit, then Landlord shall bear the cost of such audit, up to a maximum cost of $5,000. If Tenant fails to object to any such Expense Statement or Tax Statement or request an independent audit thereof within such ninety (90) day period, such Expense Statement and/or Tax Statement shall be final and shall not be subject to any audit, challenge or adjustment.

          (d) LATE CHARGES. Tenant recognizes that late payment of any Rent or Additional Charges will result in administrative expenses to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if any Rent or Additional Charges remain unpaid ten (10) days after such amount is due, the amount of such unpaid Rent or Additional Charges shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to four percent (4%) of the amount of the delinquent Rent or Additional Charges. Tenant shall be excused once each twelve (12) month period of the Term from the application of a late fee to any Rent or Additional Charge which became delinquent without a prior written invoice or other notice of Landlord; provided, however, the late fee shall nevertheless be payable if Tenant does not cure the delinquency within ten (10) days after written notice from Landlord. In addition, any outstanding Rent, Additional Charges, late charges and other outstanding amounts shall accrue interest at an annualized rate of the greater of, 10% or The Federal Reserve Discount Rate plus 5%, until paid to Landlord. Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray such loss and expense. The provisions of this Paragraph 3(d) in no way relieve Tenant of the obligation to pay Rent or Additional Charges on or before the date on which they are due, nor do the terms of this Paragraph 3(d) in any way affect Landlord's remedies pursuant to Paragraph 19 in the event any Rent or Additional Charges are unpaid after the date due.

     4. RESTRICTIONS ON USE. Tenant shall not do or permit anything to be done in or about the Premises which will obstruct or interfere with the rights of other tenants or occupants of the Building or the Project or injure or annoy them, nor use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises.

     5. COMPLIANCE WITH LAWS. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Project or any of its contents (unless Tenant agrees to pay for such increase) or cause a cancellation of such insurance or otherwise affect such insurance in any manner, and Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, to the extent required because of (i) Tenant's unique use of the Premises, (ii) alterations or improvements made by or for Tenant, or (iii) Tenant's negligence or willful misconduct. In the event of a conflict between the provisions this Paragraph 5 and Paragraph 3 of the Lease, Paragraph 3 shall control. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any such law, statute, ordinance, rule, regulation or requirement, shall be conclusive of such violation as between Landlord and Tenant.

     6. ADDITIONAL ALTERATIONS. Tenant shall not make or suffer to be made any additional alterations, additions or improvements ("Alterations") in, on or to the Premises or any part thereof without the prior written consent of Landlord. Failure of Landlord to give its disapproval within fifteen (15) calendar days after receipt of Tenant's written request for approval shall constitute approval by Landlord, unless Landlord shall make a reasonable request for additional information. Tenant's written request shall include the following information, (a) 1/8' scale plans and engineering drawings noting the improvements, (b) specifications and finish schedule, (c) contractor information, (d) other information that Landlord may reasonably require. In the event Landlord disapproves of an alteration, addition or improvement which requires Landlord's consent hereunder, such disapproval shall be in writing and shall state Landlord's reasons therefor with reasonable specificity. Landlord shall not unreasonably withhold it approval to such request. Any alterations in, on or to the Premises, except for Tenant's movable furniture and equipment, shall be the property of Tenant during the Term and shall become Landlord's property at the end of the Term without compensation to Tenant. Landlord shall not unreasonably withhold its consent to Alterations that
(i) do not materially and adversely affect the structure of the Building or its electrical, plumbing, HVAC, security or other systems, (ii) are not visible from the exterior of the Premises, and (iii) are consistent with Tenant's permitted use hereunder and (iv) are of the same general character as the tenant improvements existing when the Premises were delivered to Tenant. In the event Landlord consents to the making of any Alterations by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, in accordance with plans and specifications reasonably approved by Landlord, and any contractor or person selected by Tenant to make the same must first be reasonably approved in writing by Landlord or, at Landlord's option, the Alterations shall be made by Landlord (substantially in accordance with the terms of the Work Letter attached hereto to the extent applicable to such alterations) for Tenant's account and Tenant shall reimburse Landlord for the cost thereof (including a reasonable charge for Landlord's overhead) within twenty (20) days after receipt of a statement from Landlord therefor. Upon the expiration or sooner termination of the Term, Tenant shall upon demand by Landlord, at Landlord's election either (i) at Tenant's sole cost and expense, forthwith and with all due diligence remove any Alterations made by or for the account of Tenant, designated by Landlord to be removed (provided, however, that upon the written request of Tenant prior to installation of such Alterations, Landlord shall advise Tenant at that time whether or not such Alterations must be removed upon the expiration or sooner termination of this Lease), and restore the Premises to its original condition as of the Commencement Date, subject to normal wear and tear and the rights and obligations of Tenant concerning casualty damage pursuant to Paragraph 20 or
(ii) pay Landlord the reasonable estimated cost thereof.

     7.   REPAIR AND MAINTENANCE.

          (a) Landlord shall be responsible for the following repair and maintenance obligations: (i) maintenance and repair of the exterior, roof and structural portions of the Building, (ii) repairs and maintenance of the Building systems for electrical, mechanical, HVAC or plumbing and all controls appurtenant thereto, and (iii) parking areas, courtyards, sidewalks, entry ways, lawns, landscaping and other similar facilities of the Project. In the event that Tenant desires to directly manage the maintenance of the mechanical and HVAC systems or the plumbing and all controls appurtenant thereto (though Tenant shall have the option to be responsible for these items, so long as Tenant complies with Landlord's reasonable requests concerning the management thereof), then Landlord agrees to not unreasonably withhold its approval so long as Tenant adequately maintains such equipment, as reasonably determined by Landlord. Tenant shall have the authority to communicate directly with Landlord's roof maintenance company. In emergency situations, Tenant shall have the authority to contact directly any venders approved by Landlord and order repairs. In the event that Landlord fails to pursue its duties as noted above within thirty (30) days of written request from Tenant, excepting structural changes, then Tenant shall have the right to contact any venders approved by Landlord and directly contract for said repairs and maintenance provided that Tenant agrees to pay for the cost of said repairs and maintenance. Tenant shall have the right to request that Landlord reimburse Tenant for said costs pursuant to the provisions of Paragraph 3. In the event of disagreement between Landlord and Tenant over the matter, Tenant shall have the right to utilize the arbitration provisions of Paragraph 40. In the event that arbitration is pursued and it is determined that Landlord shall reimburse Tenant for such costs, then Tenant shall have the right to offset such costs against payments of Expenses due under the Lease.

          (b) Tenant shall maintain and repair the interior portion of the Premises and any additional tenant improvements, alterations or additions installed by or on behalf of Tenant within the Premises, however, excluding any portions thereof which are structural in nature or which are the obligation of Landlord under Paragraph 7(a) Tenant shall be responsible for the expense of installation, operation, and maintenance of its telephone and other communications cabling from the point of entry into the Building to the Premises and throughout the Premises; though Landlord shall have the right to perform such work on behalf of Tenant in Common Areas. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect. In addition, Tenant hereby waives and releases its right to terminate this Lease under Section 1932(1) of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect. If Tenant fails after thirty (30) days' written notice by Landlord to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord at the expense of Tenant and the expenses thereof incurred by Landlord shall be reimbursed immediately as Additional Rent within thirty (30) days after submission of a bill or statement therefor.

          (c) The purpose of Paragraph 7(a) and 7(b) is to define the obligations of Landlord and Tenant to perform various repair and maintenance functions; the allocation of the costs therefor are covered under this Paragraph 7(c) and Paragraph 3. Tenant shall bear the full cost of repairs or maintenance interior or exterior, structural or otherwise, to preserve the Premises and the Building in good working order and condition, arising out of (i) the performance or existence of any alteration or modification to the Premises made by Tenant;
(ii) the installation, use or operation of Tenant's property or fixtures; (iii) the moving of Tenant's property or fixtures in or out of the Building or in and about the Premises; or (iv) except to the extent any claims arising from any of the foregoing are reimbursed by insurance carried by Landlord, are covered by the waiver of subrogation in Paragraph 11 or are otherwise provided for in Paragraph 20, the acts, omissions or negligence of Tenant, or any of its servants, employees, contractors, agents, visitors, or licensees, or the particular use or particular occupancy or manner of use or occupancy of the Premises by Tenant or any such person.

          (d) Except to the extent any claims arising from any of the foregoing are reimbursed by insurance carried by Landlord, are covered by the waiver of subrogation in Paragraph 11 or are otherwise provided for in Paragraph 20, there shall be no abatement of Rent with respect to, and except for Landlord's active negligence or willful misconduct, Landlord shall not be liable for any injury to or interference with Tenant's business arising from, any repairs, maintenance, alteration or improvement in or to any portion of the Building, including the Premises, or in or to the fixtures, appurtenances and equipment therein.

          (e) When feasible, Landlord will give Tenant reasonable prior notice of its intent to construct capital improvements in excess of $30,000 per year and Tenant shall have the right to contest such capital improvements so long as Tenant agrees to indemnify and defend Landlord from costs and other liabilities arising out of not immediately pursuing such capital improvements.

     8. LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligations incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered Additional Charges and shall be payable to it by Tenant on demand with interest at the maximum rate permitted by law. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Building and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give notice to Landlord at least five (5) business days' prior notice of commencement of any construction on the Premises.

     9.   ASSIGNMENT AND SUBLETTING.

          (a) Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder (collectively, "Assignment"), or permit the Premises to be occupied by anyone other than Tenant or sublet the Premises (collectively, "Sublease") or any portion thereof without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld by Landlord. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed Sublease or Assignment, if Landlord withholds its consent where either
(i) the creditworthiness of the proposed Sublessee or Assignee is not reasonably acceptable to Landlord or, (ii) the proposed Sublessee's or Assignee's use of the Premises is not in compliance with the allowed Tenant's Use of the Premises as described in the Basic Lease Information, such withholding of consent shall be presumptively reasonable. If Landlord consents to the Sublease or Assignment, Tenant may thereafter enter into a valid Sublease or Assignment upon the terms and condition set forth in this Paragraph 9.

          (b) If Tenant desires at any time to enter into an Assignment of this Lease or a Sublease of the Premises or any portion thereof, it shall first give written notice to Landlord of its desire to do so, which notice shall contain
(i) the name of the proposed assignee, subtenant or occupant; (ii) the name of the proposed assignee's, subtenant, or occupant's business to be carried on in the Premises; (iii) the terms and provisions of the proposed Assignment or Sublease; and (iv) such financial information as Landlord may request concerning the proposed assignee, subtenant or occupant.

          (c) At any time within fifteen (15) days after Landlord's receipt of the notice specified in Paragraph 9(b), Landlord may by written notice to Tenant elect to (i) sublease itself the portion of the Premises specified in Tenant's notice (so long as Tenant requests a sublease of more than 80% of the Premises);
(ii) take an Assignment of Tenant's leasehold estate specified in Tenant's notice hereunder (so long as Tenant requests an assignment of more than 80% of the Premises); (iii) terminate this Lease as to the portion of the Premises that is specified in Tenant's notice (so long as the portion of the Premises involved constitutes more than 80% of the

Premises), with a proportionate abatement in Rent and Additional Charges; (iv) consent to the Sublease or Assignment; or (v) disapprove the Sublease or Assignment. Notwithstanding anything in this Paragraph 9(c) to the contrary, Landlord shall not have the rights set forth in (i), (ii) and (iii) of this Paragraph 9(c) unless (A) Tenant, in its notice to Landlord, states that it desires to sublease or assign the Lease with respect to all of the Premises for substantially all of the unexpired term of the Lease (meaning that less than one year remains on the initial Term after the end of the applicable sublease or assignment term), (B) the sublease or assignment is not to an "affiliate" (hereinafter defined) or made in connection with a "Permitted Transfer" (hereinafter defined), and (C) Landlord relieves and releases Tenant from any obligations under the Lease accruing after the effective date of such assignment or sublease. In the event Landlord elects to Sublease or take an Assignment from Tenant as described in clauses (i) and (ii) above, the rent payable by Landlord shall be the lower of that set forth in Tenant's notice or the Rent payable by Tenant under this Lease at the time of the Assignment or Sublease (or a proportionate amount thereof representing the portion of the Premises subject to the Assignment or Sublease if less than the entire Premises is subject to the Assignment or Sublease). In the event Landlord elects any of the options set forth in clauses (i), (ii), or (iii) above, with respect to a portion of the Premises, Tenant shall at all times provide reasonable and appropriate access to such portion of the Premises and use of any common facilities, and Landlord shall have the right to use such portion of the Premises for any legal purpose in its sole discretion and the right to further assign or sublease the portion of the Premises subject to Landlord's election without the consent of Tenant. If Landlord consents to the Sublease or Assignment within said fifteen (15) day period, Tenant may thereafer within one hundred twenty (120) days after Landlord's consent, but not later than the expiration of said one hundred twenty
(120) days, enter into such Assignment or Sublease of the Premises or portion thereof upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Paragraph 9(b). Additionally, Tenant shall be allowed to retain sublease profits in the event Landlord consents to a sublease. Failure by Landlord to either consent or refuse such consent to a proposed assignment, encumbrance or sublease within the fifteen (15) day time period specified above shall be deemed to be Landlord's consent thereto. In the event that Landlord disapproves of a proposed assignment, encumbrance or sublease which requires Landlord's consent hereunder, such disapproval shall be in writing and state Landlord's reasons therefor with reasonable specificity.

          (d) Except as otherwise provided to the contrary in Paragraph 9(c) clause (A), (B) and (C) hereof in connection with Landlord's recapture rights, no consent by Landlord to any Assignment or Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other Assignment or Sublease. Any Assignment or Sublease that is not in compliance with this Paragraph 9 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of Rent or Additional Charges by Landlord from a proposed assignee or sublessee shall not constitute the consent to such Assignment or Sublease by Landlord.

          (e) The following shall be deemed a voluntary assignment of Tenant's interest in this Lease: (i) any dissolution, merger, consolidation, or other reorganization of Tenant; and (ii) if the capital stock of Tenant is not publicly traded, the sale or transfer to one person or entity stock possessing more than fifty percent (50%) of the total combined voting power of all classes of Tenant's stock issued, outstanding and entitled to vote for the election of directors. Notwithstanding anything to the contrary contained in this Paragraph 9, Tenant may enter into any of the following transfers (a "Permitted Transfer") without Landlord's prior written consent: (1) Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization, so long as the surviving corporation has a net worth immediately following such transaction that is equal to or greater than the net worth of Tenant as of the date immediately prior to such transaction; and (2) Tenant may assign this Lease to a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant, so long as such acquiring corporation has a net worth immediately following such transaction that is equal to or greater than the net worth of Tenant as of the date immediately prior to such transaction.

          (f) Each assignee, sublessee or other transferee, other than Landlord, shall assume, as provided in this Paragraph 9(f), all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Rent and Additional Charges, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term; provided, however, that the assignee, sublessee, mortgagee, pledgee or other transferee shall be liable to Landlord for rent only in the amount set forth in the Assignment or Sublease and shall only be required to perform those obligations under the Lease to the extent that they relate to the portion of the Premises subleased or interest in the Lease assigned. No Assignment shall be binding on Landlord unless the assignee or Tenant shall deliver to Landlord a counterpart of the Assignment and an instrument in recordable form that contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, consistent with the requirements of this Paragraph 9(f), but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

          (g) Landlord will approve within ten (10) days of receipt of written notice the assignment of Tenant's interest in the lease or sublease of the Premises by Tenant to an affiliate provided that (i) the affiliate delivers to the Landlord concurrent with such assignment a written notice of the assignment and an assumption agreement whereby the affiliate assumes and agrees to perform, observe and abide by the terms, conditions, obligations, and provisions of this lease, and (ii) the entity remains an affiliate. No subletting or assignment by Tenant made pursuant to this Paragraph shall relieve Tenant of Tenant's obligations under this Lease. As used herein, the term "affiliate" shall mean and collectively refer to a corporation or other entity which controls, is controlled by or is under common control with Tenant, by means of an ownership of more than fifty percent (50%) of the outstanding voting shares of stock.

     10.  INSURANCE AND INDEMNIFICATION.

          (a) Landlord shall indemnify and hold Tenant harmless from and against any and all claims or liability for any injury or damage to any person or property including any reasonable attorney's fees (but excluding any consequential damages or loss of business) occurring in, on, or about the Project to the extent such injury or damage is caused by the negligence or willful misconduct of Landlord, its agents, servants, contractors, employees (collectively, including Landlord, "Landlord Parties").

          (b) Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord Parties for any injury or damage to any person or property in or about the Premises by or from any cause whatsoever (other than the negligence or willful misconduct of Landlord Parties, including Landlord's negligence or willful misconduct as related to construction or property management), and without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement, or other portion of the Premises or the Building, or caused by gas, fire, oil, electricity, or any cause whatsoever, in, on, or about the Premises, the Building or any part thereof (other than that caused by the negligence or willful misconduct of Landlord Parties). Tenant acknowledges that any casualty insurance carried by Landlord will not cover loss of income to Tenant or damage to the alterations in the Premises installed by Tenant or Tenant's personal property located within the Premises. Tenant shall be required to maintain the insurance described in Subparagraph 10(d) below during the Term.

          (c) Except to the extent caused by the negligence or willful misconduct of Landlord Parties, Tenant shall indemnify and hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever: (i) occurring in or on the Premises; or (ii) occurring in, on, or about any other portion of the Project to the extent such injury or damage shall be caused by the negligence or willful misconduct by Tenant, its agents, servants, employees, or invitees (collectively, including Tenant, "Tenant Parties"). Tenant further agrees to indemnify and hold Landlord harmless from, and defend Landlord against, any and all claims, losses, or liabilities (including damage to Landlord's property) arising from (x) any breach of this Lease by Tenant and/or (y) the conduct of any work or business of Tenant Parties in or about the Project, including, but not limited to any release, discharge, storage or use of any hazardous substance, hazardous waste, toxic substance, oil, explosives, asbestos, or similar material. In the event of a discrepancy between the terms of this paragraph and the terms of Paragraph 39 of the Lease concerning Hazardous Substance liability, the latter shall control.

          (d) Tenant shall procure at its cost and expense and keep in effect during the Term the following insurance: (i) commercial general liability insurance including contractual liability with a minimum combined single limit of liability of Three Million Dollars ($3,000,000). Such insurance shall name Landlord as an additional insured, shall specifically include the liability assumed hereunder by Tenant, and shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing, and applicable insurance in force for or on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days' written notice from the insurer prior to any cancellation or change of coverage; (iii) "all risk" property insurance (including, without limitation, boiler and machinery (if applicable); sprinkler damage, vandalism and malicious mischief) on all leasehold improvements installed in the Premises by Tenant at its expense (if any), and on all Tenant's personal property. Tenant shall be allowed to have reasonable deductibles under its insurance coverage. Such insurance shall be an amount equal to full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to the coverage in the standard ISO All Risk form, when such form is supplemented with the coverages required above; (iv) worker's compensation insurance; and (v) such other insurance as may be required by the law. Tenant shall deliver certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies; and, in the event Tenant shall fail to procure such insurance, or to deliver certificates, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Charges within five (5) days after delivery to Tenant of bills therefor.

          (e) The provisions of this paragraph 10 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

          (f) Landlord shall maintain insurance on the Project against fire and risks covered by "all risk" (excluding earthquake and flood, though Landlord, at its option, may include this coverage) on a 100% of "replacement cost" basis (though reasonable deductibles may be included under such coverage - excepting earthquake coverage, such deductibles shall not exceed 10% or replacement cost). Landlord's insurance shall also cover the improvements installed by Landlord prior to the commencement of the Term, shall have a building ordinance provision, and shall provide for rental interruption insurance covering a period of twelve (12) full months. In no event shall Landlord be deemed a co-insurer under such policy. Landlord shall also maintain contractual liability coverage (or with contractual liability endorsement) on an occurrence basis in amounts not less than Three Million Dollars ($3,000,000) per occurrence with respect to bodily injury or death and property damage. Notwithstanding the foregoing obligations of Landlord to carry insurance, Landlord may modify the foregoing coverages if and to the extent it is commercially reasonable to do so.

     11. WAIVER OF SUBROGATION. Notwithstanding anything to the contrary in this Lease, to the extent that this waiver does not invalidate or impair their respective insurance policies, the parties hereto release each other and their respective agents, employees, successors, assignees and subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk (i) which is actually insured against, to the extent of receipt of payment under such policy (unless the failure to receive payment under any such policy results from a failure of the insured party to comply with or observe the terms and conditions of the insurance policy covering such liability, in which event, such release shall not be so limited), (ii) which is required to be insured against under this Lease, or (iii) which would normally be covered by the standard form of "all risk-extended coverage" casualty insurance, without regard to the negligence or willful misconduct of the entity so released. Landlord and Tenant shall each obtain from their respective insurers under all policies of fire, theft, and other property insurance maintained by either of them at any time during the Term insuring or covering the Project or any portion thereof of its contents therein, a waiver of all rights of subrogation which the insurer of one party might otherwise, if at all, have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such waiver.

     12.  SERVICES AND UTILITIES.

          (a) Landlord shall provide the maintenance and repairs described in paragraph 7(a), except for damage occasioned by the act of Tenant, which damage shall be repaired by Landlord at Tenant's expense.

          (b) Subject to the provisions elsewhere herein contained and to the rules and regulations of the Building, Tenant shall be responsible for arranging for, and direct payment of the cost of, garbage pickup, janitorial, water, electricity, gas, telephone and any and all other utilities and services; and, Landlord shall cooperate with Tenant's efforts to arrange such services. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning system.

          (c) Tenant will not without the written consent of Landlord, which consent shall not be unreasonably withheld or delayed, use any apparatus or device in the Premises which, when used, puts an excessive load on the Building or its structure or systems.

          (d) Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the foregoing utilities and services; (ii) failure to furnish or delay in furnishing any services to be provided by Landlord when such failure or delay is caused by Acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or to the Building; or (iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy or other resources consumption.

     13. TENANT'S CERTIFICATES. Tenant, at any time and from time to time, within twenty (20) days from receipt of written notice from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlord's request, to any prospective tenant, purchaser, ground or underlying lessor or mortgagee of any part of the Building or the land upon which the Building is located or any other party acquiring an interest in Landlord, a certificate of Tenant substantially in the form attached as EXHIBIT "D" and also containing any other information that may reasonably be required by any of such persons. It is intended that any such certificate of Tenant delivered pursuant to this Paragraph 13 may be relied upon by Landlord and any prospective tenant, purchaser, ground or underlying lessor or mortgagee of any part of the Building or the land upon which the Building is located, or such other party. If requested by Tenant, Landlord shall provide Tenant with a similar certificate.

     14. HOLDING OVER. Any holding over after the expiration of the Term with the consent of Landlord shall be construed to be a tenancy from month to month at one hundred twenty-five percent (125%) of the Rent herein specified together with an amount estimated by Landlord for the monthly Rent and Additional Charges payable under this Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable. Any holding over without Landlord's consent shall constitute a default by Tenant and entitle Landlord to re-enter the Premises as provided in Paragraph 19.

     15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both; and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Notwithstanding anything to the contrary contained herein, this Lease shall not be subject or subordinate to any ground or underlying lease or to any lien, mortgage, deed of trust or other security interest affecting the Premises, unless the ground lessor, lender or other holder of the interest to which this lease would be subordinated executes a reasonable recognition and non-disturbance agreement which provides that Tenant shall be entitled to continue in possession of the Premises on the terms and conditions of this Lease if and for so long as Tenant fully performs all of its obligations hereunder. Tenant covenants and agrees to execute and deliver upon demand by Landlord and in the form requested by Landlord and reasonably acceptable to Tenant (Tenant has approved the form of the subordination, non-disturbance and attornment agreement attached as EXHIBIT F), any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Tenant shall execute, deliver and record any such documents within twenty (20) days after Landlord's written request.

     16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as EXHIBIT "C" and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible for the nonperformance by any other Tenant or occupant of the Building or the Project of any said rules and regulations. In the event of an express and direct conflict between the terms, covenants, agreements and conditions of this Lease and those set forth in the rules and regulations, as modified and amended from time to time by Landlord, this Lease shall control.

     17. RE-ENTRY BY LANDLORD. Landlord reserves and shall at all reasonable times, upon reasonable prior notice (except in the case of an emergency), and subject to Tenant's reasonable security precautions and the right of Tenant to accompany Landlord at all times, have the right to re-enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder (unless Tenant is supplying such service), to show the Premises to prospective purchasers, mortgagees or tenants (as to prospective tenants, only during the last twelve (12) months of the Lease Term), to post notices of nonresponsibility or as otherwise required or allowed by this Lease or by law, and to alter, improve or repair the Premises and any portion of the Building and may for that purpose erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising from Landlord's entry and acts pursuant to this Paragraph and Tenant shall not be entitled to an abatement or reduction of rent or Additional Charges if Landlord exercises any rights reserved in this paragraph. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except for Landlord's negligence or willful misconduct. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to un-lock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises, or portion thereof obtained by Landlord by any of said means, or otherwise, shall not under any emergency circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. Landlord shall use best efforts during re-entry to not unreasonably interfere with Tenant's use of the Premises or its business conducted therein.

     18. INSOLVENCY OR BANKRUPTCY. The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment of Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization or other debtor relief proceedings, whether now existing or hereafter amended or enacted, shall at Landlord's option constitute a breach of this Lease by Tenant unless a petition in bankruptcy, or receiver attachment, or other remedy pursued by a third party is discharged within sixty (60) days. Upon the happening of any such event or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, reorganization or other debtor relief proceedings.

     19.  DEFAULT.

          (a) The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a "default" hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of three (3) days from the date of written notice from Landlord within which to cure any default in the payment of Rent or Additional Charges. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any other default under this Lease; provided, however, that with respect to any default other than the payment of Rent or Additional Charges that cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Tenant commences to cure within thirty (30) days from Landlord's notice and continues to prosecute diligently the curing thereof. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

               (i)  The rights and remedies provided by California Civil Code,
Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid Rent and Additional Charges for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that the Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2;

               (ii)  The rights and remedies provided by California Civil Code,
Section 1951.4, that allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Rent and Additional Charges as they become due, for so long as Landlord does not terminate Tenant's right to possession; provided, however, if Landlord elects to exercise its remedies described in this Paragraph 19(a)(ii) and Landlord does not terminate this Lease, and if Tenant requests Landlord's consent to an assignment of this Lease or a sublease of the Premises at such time as Tenant is in default, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's rights to possession;

               (iii) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law;

               (iv) If Landlord elects to terminate this Lease, the right and power to enter the Premises and remove therefrom all persons and property and, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law.

          (b) Landlord shall have a period of thirty (30) days from the date of written notice from Tenant within which to cure any default under this Lease; provided, however, that with respect to any default that cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Landlord commences to cure within thirty (30) days from Tenant's notice and continues to prosecute diligently the curing thereof. Tenant agrees to give any Mortgagee and/or Trust Deed Holders ("Mortgagee"), by Registered Mail, a copy of any Notice of Default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee shall have an additional thirty
(30) days (provided that Tenant notifies Mortgagee concurrently with Tenant's notice to Landlord at the beginning of Landlord's thirty (30) day period; otherwise Mortgagee shall have sixty days from the date on which it is noticed) within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default shall be granted if within such applicable period Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default, in which event the Lease shall not be terminated while such remedies are being so diligently pursued.

     20.  DAMAGE BY FIRE, ETC.   If the Premises or the Building are damaged by
fire or other casualty, Landlord shall forthwith repair the same, provided that such repairs can be made within one hundred eighty (180) days after the date of such damage under the laws and regulations of the federal, state and local governmental authorities having jurisdiction thereof. In such event, this Lease shall remain in full force and effect except that Tenant shall be entitled to a proportionate reduction of Rent and Additional Charges while such repairs to be made hereunder by Landlord are being made. Such reduction of rent, if any, shall be based upon the greater of (i) the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises; or
(ii) the extent to which such damage and the making of such repairs by Landlord shall interfere with the business carried on by Tenant in the Premises, where clause (ii) is limited to the extent of rental abatement insurance allowed by Landlord's casualty insurance policy. Within twenty (20) days after the date of such damage, Landlord shall notify Tenant whether or not in Landlord's reasonable opinion such repairs can be made within one hundred eighty (180) days after the date of such damage and Landlord's determination thereof shall be binding on Tenant. If such repairs cannot be made within one hundred eighty
(180) days from the date of such damage, Landlord shall have the option within thirty (30) days after the date of such damage either to: (i) notify Tenant of Landlord's intention to repair such damage and diligently prosecute such repairs, in which event this Lease shall continue in full force and effect and the Rent and Additional Charges shall be reduced as provided herein; or (ii) notify Tenant of Landlord's election to terminate this Lease as of a date specified in such notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after notice is given. In the event that such notice to terminate is given by Landlord, this Lease shall terminate on the date specified in such notice. In the event that Landlord notifies Tenant that restoration or repair of the Premises will take more than one hundred and eighty
(180) days, Tenant shall have a right to terminate the Lease within fifteen (15) days following receipt of Landlord's notice, by providing Landlord with written notice of its election to do so - in such event (and also in the event Landlord terminates the lease pursuant to the immediately preceding sentence), Tenant shall have no liability for payment of the deductible under Landlord's insurance relating to such damage. In the event this Lease is no terminated by Tenant, as provided for in the immediately preceding sentence, or by Landlord as provided above, Landlord shall proceed diligently to restore the Premises to a condition at least comparable to that existing immediately prior to such damage, and Tenant shall have the additional right to terminate this Lease if

Landlord has not completed such restoration within one hundred and eighty (180) days after the date of such damage by providing written notice to Landlord of its election to do so within five (5) days of the passing of the one hundred and eighty (180) period. Except in the cases of termination by Landlord or Tenant, the payment of any cost for repairs in excess of the applicable insurance proceeds shall be governed by Paragraph 3 of the Lease. In case of termination by either Tenant or Landlord, the Rent and Additional Charges shall be reduced by a proportionate amount based upon the extent to which such damage interfered with the business carried on by Tenant in the Premises, and Tenant shall pay such reduced Rent and Additional Charges up to the date of termination. Landlord agrees to refund to Tenant any Rent and Additional Charges previously paid for any period of time subsequent to such date of termination. The repairs to be made hereunder by Landlord shall not include, and Landlord shall not be required to repair, any damage by fire or other cause to the property of Tenant or any repairs or replacements of any paneling, decorations, railings, floor coverings or any alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant (excluding the initial Tenant Improvements constructed by Landlord). Tenant hereby waives the provisions of
Section 1932.2, and Section 1933.4, of the Civil Code of California. Notwithstanding anything contained herein to the contrary, if a Major Casualty occurs with respect to any portion of the Building, and the net cost to restore, rebuild or replace the Building and Premises not covered by insurance proceeds is in excess of $1,000,000, then Landlord shall not be obligated to undertake such restoration, rebuilding or replacement unless (a) Landlord elects to do so in writing or (b) Tenant agrees to directly fund (regardless of the provisions of Paragraph 3) such shortfall. For the purpose of this Lease, a "Major Casualty" shall mean an earhquake related casualty that renders unusable twenty percent (20%) or more of the Net Rentable Area of the Building or which materially adversely affects the use of such Building.

     21. EMINENT DOMAIN. If any part over 15 % of the Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, Tenant shall have the right to terminate this Lease at its option. If any part of the Building shall be taken or appropriated under power of eminent domain or conveyed in lieu thereof and such taking is so extensive that it renders the remaining portion of the Building unsuitable for the use being made of the Building on the date immediately preceding such taking, Landlord may terminate this Lease at its option. In either of such events, Landlord shall receive (and Tenant shall assign to Landlord upon demand from Landlord) any income, rent, award or any interest therein which may be paid in connection with the exercise of such power of eminent domain, and Tenant shall have no claim against Landlord for any part of sum paid by virtue of such proceedings, whether or not attributable to the value of the unexpired term of this Lease except that Tenant shall be entitled to petition the condemning authority for the following: (i) the then unamortized cost of any Alterations of tenant improvements paid for by Tenant from its own funds (as opposed to any allowance provided by Landlord);
(ii) the value of Tenant's trade fixtures; (iii) Tenant's relocation costs; (vi) Tenant's goodwill, loss of business and business interruption; and (v) one-half of the amount which is the lesser of (a) the bonus value of this lease, or (b) the amount of the award in excess of the sum of amounts payable to Landlord's ground lessor (if any) and any holder of a mortgage or other third party lien encumbering Landlord's groundlease estate or fee simple ownership in the Property. If a part of the Premises shall be so taken or appropriated or conveyed and neither party hereto shall elect to terminate this Lease and the Premises have been damaged as a consequence of such partial taking or appropriation or conveyance, Landlord shall restore the Premises continuing under this Lease at Landlord's cost and expense; provided, however, that Landlord shall not be required to repair or restore any injury or damage to the property of Tenant or to make any repairs or restoration of any Alterations installed on the Premises by or at the expense of Tenant. Thereafter, the Rent and Additional Charges to be paid under this Lease for the remainder of the Term shall be proportionately reduced, such that thereafter the amounts to be paid by Tenant shall be in the ratio that they are of the portion of the Premises not so taken bears to the total area of the Premises prior to such taking. Notwithstanding anything to the contrary contained in this Paragraph 21, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent and Additional Charges payable hereunder by Tenant during the Term; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after the end of the Term. If such temporary taking is for a period longer than two hundred and seventy (270) days and unreasonably interferes with Tenant's use of the Premises or the Project Common Areas, then Tenant shall have the right to terminate the Lease.

     22.  SALE BY LANDLORD.   If Landlord sells or otherwise conveys its
interest in the Premises, Landlord shall be relieved of its obligations under the Lease from and after the date of sale or conveyance (including the obligations of Landlord under Section 39), only when Landlord transfers any security deposit of Tenant to its successor and the successor assumes in writing the obligations to be performed by Landlord on and after the effective date of the transfer (including the obligations of Landlord under Section 39), whereupon Tenant shall attorn to such successor.

     23. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent or Additional Charges. If Tenant shall default in the payment of any sum of money, other than Rent or Additional Charges, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice by Landlord (or such longer period as noted in Paragraph ___, Landlord may, but shall not be obligated so ________ without waiving or releasing Tenant from any obligation of Tenant, make any such payment or perform any such act on Tenant's part to be made or performed as provided in this Lease. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the maximum rate permitted by law, from the date of such payment by Landlord shall be payable as Additional Charges to Landlord on demand.

     24.  SURRENDER OF PREMISES.

          (a) At the end of the Term or any renewal thereof or other sooner termination of this Lease, Tenant will peaceably deliver to Landlord possession of the Premises, together with all improvements or additions upon or belonging to Landlord, by whomsoever made, in the same condition as received, or first installed, subject to the terms of Paragraphs 39 & 21, subject to normal wear and tear and the rights and obligations of Tenant concerning casualty damage pursuant to Paragraph 20, damage by fire, earthquake, Act of God, or the elements alone excepted. Tenant may, upon the termination of this Lease, remove all movable furniture and equipment belonging to Tenant, at Tenant's sole cost, provided that Tenant repairs any damage caused by such removal. Property not so removed shall be deemed abandoned by Tenant, and title to the same shall thereupon pass to Landlord. Upon request by Landlord, and unless otherwise agreed to in writing by Landlord, Tenant shall remove, at Tenant's sole cost, any or all Alterations to the Premises installed by or at the expense of Tenant and all movable furniture and equipment belonging to Tenant which may be left by Tenant and repair any damage resulting from such removal.

          (b) The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

     25.  WAIVER.   If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of Rent or Additional Charges by Landlord shall not constitute a waiver of any preceeding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent or Additional Charges. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

     26. NOTICES. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by certified mail, return receipt requested, reputable overnight carrier, or delivered personally, (i) to Tenant (A) at Tenant's address set forth in the Basic Lease Information, if sent prior to Tenant's taking possession of the Premises, or (B) at the Premises, with a copy sent simultaneously to Tenant at the address set forth in the Basic Lease Information, if sent subsequent to Tenant's taking possession of the Premises, or (C) at any place where Tenant may be found if sent subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises; or (ii) to Landlord at Landlord's address set forth in the Basic Lease Information; or
(iii) to such other address as either Landlord or Tenant may designate as its new address (or such purpose by notice given to the other in accordance with the provisions of this Paragraph 27. Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on the date the return receipt indicates delivery of or refusal of delivery if sent by certified mail, the day upon which recipient accepts and signs for delivery from a reputable overnight carrier, or on the date a reputable overnight carrier indicates refusal of delivery, or upon the date personal delivery is made. If Tenant is notified in writing of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor notice of any default by Landlord under the terms of this Lease in writing sent by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given the opportunity to cure such default (as defined in Paragraph 19 (b)) prior to Tenant exercising any remedy available to it.

     27.  TAXES PAYABLE BY TENANT.

          At least ten (10) days prior to delinquency Tenant shall pay all taxes levied or assessed upon Tenant's equipment, furniture, fixtures and other personal property located in or about the Premises. If the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon Tenant's equipment, furniture, fixtures or other personal property, Tenant shall pay to Landlord, upon written demand, the taxes so levied against Landlord, or the proportion thereof resulting from said increase in assessment.

     28.  ABANDONMENT.   Tenant shall not abandon the Premises and cease
performing its financial and maintenance obligations under this Lease at any time during the Term, and if Tenant shall abandon and cease performing its financial and maintenance obligations under this Lease, or surrender the Premises or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall, at the option of Landlord, be deemed to be abandoned and title thereto shall thereupon pass to Landlord. Notwithstanding anything to the contrary contained herein, Tenant shall not be allowed to vacate the Premises if such would result in a termination of Landlord's insurance. Upon Tenant's request, Landlord will ask its insurer if such vacation of the Premises would result in termination of its current insurance policy. For purposes of this Paragraph 28, the Tenant shall not be deemed to have abandoned the Premises solely because the Tenant is not occupying the Premises.

     29. SUCCESSORS AND ASSIGNS. Subject to the provisions of Paragraph 9, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective legal and personal representatives, successors and assigns.

     30. ATTORNEY'S FEES. If Tenant or Landlord brings any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent or Additional Charges or possession of the Premises, the losing party shall pay to the prevailing party a reasonable sum for attorney's fees, which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not the action is prosecuted to judgment.

     31. LIGHT AND AIR. Tenant covenants and agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

     32.  SECURITY DEPOSIT.   [Intentionally Omitted]
by Landlord which are not controlled by Landlord's lender and any rights of indemnity owed to Landlord by any insurance company.

     37. REAL ESTATE BROKERS. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for any broker named in the Basic Lease Information, whose fees or commission, if earned, shall be paid as provided in the Basic Lease Information. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any other broker, finder or other person with whom the other party has or purportedly has dealt.

     38. LEASE EFFECTIVE DATE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

     39. HAZARDOUS SUBSTANCE LIABILITY. Tenant has received from Landlord a copy of the reports noted in EXHIBIT G (the "Environmental Reports"). Except as noted in the Environmental Reports, Landlord represents and warrants that to the best of its knowledge, the Premises and Project are presently free of asbestos, toxic waste, underground storage tanks and other Hazardous Substances in amounts exceeding legally established maximum thresholds. Additionally, except as noted in the Environmental Reports, Landlord represents that it has received no written notice of any violation or claimed violation with respect to the presence of toxic or Hazardous Substances on, in or under the Project or of any pending or contemplated investigation or other action relating thereto.

     (a) DEFINITION OF HAZARDOUS SUBSTANCES. For the purpose of this Lease, "Hazardous Substances" shall be defined, collectively, as oil, flammable explosives, asbestos, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under applicable environmental laws, ordinance or regulation.

     (b) TENANT INDEMNITY. Tenant releases Landlord from any liability for, waives all claims against Landlord and shall indemnify, defend and hold harmless Landlord, its employees, partners, agents, subsidiaries and affiliate organizations against any and all claims, suits, loss, costs (including costs of investigation, clean up, monitoring, restoration and reasonably attorney fees), damage or liability, whether foreseeable or unforeseeable, by reason of property damage (including diminution in the value of the property of Landlord), personal injury or death directly arising from or related to Hazardous Substances released, manufactured, discharged, disposed, used or stored on, in, or under the Property or Premises during the initial Term and any extensions of this Lease, by Tenant or its employees, invitees, agents or contractors, except for Hazardous Substance (i) (A) originating on property which is not leased, owned or otherwise used or controlled by Tenant and (B) which migrates through the air, groundwater or otherwise to the Premises, or (ii) which was present on the Premises immediately prior to Tenant's first occupancy of the Premises and was not caused by Tenant, its employees, invitees, subtenants, agents, assignees, licensees or servants. The provisions of this Tenant Indemnity regarding Hazardous Substances shall survive the termination of the Lease.

     (c) LANDLORD INDEMNITY. Landlord releases Tenant from any liability for, waives all claims against Tenant and shall indemnify, defend and hold harmless Tenant, its officers, employees, and agents to the extent of Landlord's interest in the Project, against any and all actions by any governmental agency for clean up of Hazardous Substances on or under the Property, including costs of legal proceedings, investigation, clean up, monitoring, and restoration, including reasonable attorney fees, if, and to the extent, the Hazardous Substances occur on the Property or Premises under the following circumstances: (i) the Hazardous Substance was released or disposed of on property which is not leased, owned or otherwise used or controlled by Tenant and such Hazardous Substance migrated through the air or groundwater to the Project; (ii) Hazardous Substances were released or disposed of on, in, or about the Premises immediately prior to Tenant's first occupancy unless caused by Tenant, its employees, invitees, subtenants, agents, assigns, licensees or servants, or; (iii) the contamination of the Property was caused by the release, disposal, use or storage of Hazardous Substances in, on or about the Premises by Landlord, its employees, agents, licensees or servants. The provisions of this Landlord Indemnity regarding Hazardous Substances shall survive the termination of the Lease. Additionally, Landlord shall be responsible for the cost to contain or remove friable asbestos within the Buildings if so required by applicable laws.

Tenant has informed Landlord, that except for very immaterial amounts of toxic materials incidental to its office use (e.g. copier toner), Tenant will not use and Hazardous Substances in material amounts within the Building and shall comply with any applicable laws to the extent that it does.

     40.  ARBITRATION OF DISPUTES.

          ANY CONTROVERSY OR CLAIM ARISING OUT OF THIS LEASE OR A BREACH OF THIS LEASE SOLELY BETWEEN LANDLORD AND TENANT RELATING TO A MONETARY DEFAULT IN AN AMOUNT OF LESS THAN TWENTY-FIVE THOUSAND DOLLARS ($25,000), BUT NOT INCLUDING A DEFAULT WITH RESPECT TO THE TIMELY PAYMENT OF RENT AND ADDITIONAL CHARGES, SHALL BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION.

          NOTICE: BY INITIALLY IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF

DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

     WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT
DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

     CONSENT TO NEUTRAL ARBITRATION BY: [ILLEGIBLE](LANDLORD):
                                        [ILLEGIBLE] (TENANT).

     41. SIGNAGE. Tenant shall be allowed its name on the Building monument signage located around the perimeter of the Project. Tenant shall be responsible for the costs related to such signage. Such sign shall be subject to approval from Landlord and applicable governing entities, including but not limited to, cities, C,C&R's, ground lessor, etc.

     42. OPTION TO RENEW. Upon condition that (i) no event of default is continuing under this Lease at the time of exercise or at the commencement of the option term, and (ii) Tenant or its affiliate continues to physically occupy the Premises, then Tenant shall have the right to extend the Term for two (2) period(s) of seven (7) years ("Extension Term(s)") following the initial Expiration Date, by giving written notice ("Exercise Notice") to Landlord at least eighteen (18) months prior to the Expiration of the Term.

     43. RENT DURING EXTENSION TERM. The Monthly Base Rent during the seven (7) year Extension Terms shall be the greater of the Monthly Base Rent paid during the first full month of the previous Term (e.g. $282,897.00 would be the minimum Monthly Base Rent during the first extension) or the Fair Market Rental Value for the Premises as of the commencement of the option term, as determined below:

     (a) Within thirty (30) days after receipt of Tenant's Exercise Notice, Landlord shall notify Tenant of Landlord's estimate of the Fair Market Rental Value for the Premises, as determined below, for determining Monthly Base Rent during the ensuing Extension Term; provided, however, if Tenant's Exercise Notice is given more than eighteen (18) months before the Expiration Date, Landlord's estimate of Fair Market Rental Value may, but need not be given more than eighteen (18) months before the Expiration Date. Within fifteen (15) days after receipt of such notice from Landlord, Tenant shall notify Landlord in writing that it (i) agrees with such rental rate or (ii) disagrees with such rental rate. No response shall constitute agreement. In the event that Tenant disagrees with Landlord's estimate of Fair Market Rental Value for the Premises, then the parties shall meet and endeavor to agree within fifteen (15) days after Landlord receives Tenant's notice described in the immediately preceding sentence. If the parties cannot agree upon the Fair Market Rental Value within said fifteen (15) day period, then the parties shall submit the matter to binding appraisal in accordance with the following procedure except that in any event neither party shall be obligated to start such procedure sooner than eighteen (18) months before the expiration of the Lease Term. Within fifteen
(15) days of the conclusion of the period during which the two parties fail to agree (but not sooner than eighteen (18) months before the expiration of the Lease Term), the parties shall either (i) jointly appoint an appraiser for this purpose or (ii) failing this joint action, each separately designate a disinterested appraiser. No person shall be appointed or designated an appraiser unless such person has at least five (5) years experience in appraising major commercial property in Santa Clara County and is a member of a recognized society of real estate appraisers. If within thirty (30) days after the appointment, the two appraisers reach agreement on the Fair Market Rental Value for the Premises, that value shall be binding and conclusive upon the parties. If the two appraisers thus appointed cannot reach agreement on the Fair Market Rental Value for the Premises within thirty (30) days after their appointment, then the appraisers thus appointed shall appoint a third disinterested appraiser having like qualifications within five (5) days. If within thirty (30) days after the appointment of the third appraiser a majority of the appraisers agree on the Fair Market Rental Value of the Premises, that value shall be binding and conclusive upon the parties. If within thirty (30) days after the appointment of the third appraiser a majority of the appraisers cannot reach agreement on the Fair Market Rental Value for the Premises, then the three appraisers shall each simultaneously submit their independent appraisal to the parties, the appraisal farthest from the median of the three appraisals shall be disregarded, and the mean average of the remaining two appraisals shall be deemed to be the Fair Market Rental Value for the Premises and shall be binding and conclusive upon the parties. Each party shall pay the fees and expenses of the appraiser appointed by it and shall share equally the fees and expenses of the third appraiser. If the two appraisers appointed by the parties cannot agree on the appointment of the third appraiser, they or either of them shall give notice of such failure to agree to the parties and if the parties fail to agree upon the selection of such third appraiser within ten (10) days after the appraisers appointed by the parties give such notice, then either of the parties, upon notice to the other party, may request such appointment by the American Arbitration Association or, on it failure, refusal or inability to act, may apply for such appointment to the presiding judge of the Superior Court of Santa Clara County, California.

     (b) Wherever used throughout this Paragraph (Rent during Extension Term) the term "Fair Market Rental Value" shall mean the fair market rental value of the Premises, using as a guide the rate of monthly base rent which would be charged during the Extension Term (including periodic increases during the Extension Term, if any) in the Shoreline Business Park area of Mountain View area for comparable steel/frame, single tenant, Class A office space in comparable quality, as of the time that the Extension Term commences, with appropriate adjustments regarding taxes, insurance and operating expenses as necessary to insure comparability to this Lease, as the case may be, and also taking into consideration amount and type of parking, location, leasehold improvements, proposed term of lease, amount of space leased, extent of service provided or to be provided, and any other relevant terms or conditions (including consideration of whether or not the monthly base rent is fixed).

     (c) In the event of a failure, refusal or inability of any appraiser to act, his successor shall be appointed by the party who originally appointed him, but in the case of the third appraiser, his successor shall be appointed in the same manner as provided for appointment of the third appraiser.

     (d) The appraisers shall render their appraisals in writing with counterpart copies to Landlord and Tenant. The appraisers shall have no power to modify the provisions of this Lease.

     (e) To the extent that binding appraisal has not been completed prior to the expiration of any preceding period for which Monthly Base Rent has been determined, Tenant shall pay Monthly Base Rent at the rate estimated by Landlord, with an adjustment to be made once Fair Market Rental Value is ultimately determined by binding appraisal. In no event shall any such adjustment result in a decrease of the Monthly Base Rent for the Premises below the average Monthly Base Rent during the immediately preceding term.

     (f) From and after the commencement of each Extension Term, all of the other terms, covenants and conditions of the Lease shall also apply; provided, however, that Tenant shall have no further rights to extend the Term.

     44. RIGHT OF NOTICE PRIOR TO SALE. Prior to selling the property, Landlord will give Tenant written notice of its intent to do so. If within ten (10) days of receipt of said written notice, Tenant shall make a good faith offer to Landlord for the purchase of the Property, then Landlord shall refrain from closing on the sale of the Property to another party during the thirty (30) day period immediately following the date of Landlord's notice to Tenant noted in the first sentence of this Paragraph 44 ("Notice of Sale Period"). Landlord shall be under no obligation to accept an offer from Tenant for any reason and may sell the property to any party it elects following such Notice of Sale Period.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.


                                   LANDLORD:

                                   CHARLESTON PLACE ASSOCIATES
                                   a California General Partnership

                                   By: CHARLESTON VENTURE I LIMITED PARTNERSHIP a California Limited Partnership
                                   Its: General Partner


                                        By:  /s/ [ILLEGIBLE]
                                             -----------------------------------
                                        Its:  General Partner
                                             -----------------------------------

                                   By:  COMPETROL REAL ESTATE LIMITED
                                        a British Virgin Islands private company
                                   Its: General Partner

                                        By:  /s/ [ILLEGIBLE]
                                             -----------------------------------
                                        Its: Executive Vice President
                                             -----------------------------------
                                             /s/ [ILLEGIBLE]
                                             -----------------------------------
                                             Vice President
                                             -----------------------------------
                                   TENANT:

                                   U.S. ROBOTICS ACCESS CORP.
                                   a Delaware Corporation


                                        By:  /s/ C. David Hall
                                             -----------------------------------

                                        Its:  Treasurer
                                             -----------------------------------

EXHIBIT "A"
--------------------------------------------------------------------------------

                                      PREMISES





                                        [MAP]

                              EXHIBITS - PAGE 1 OF 15

                                     EXHIBIT "B"
--------------------------------------------------------------------------------

                                     WORK LETTER

     1. LANDLORD'S WORK: Landlord shall furnish and install the Base Building provided for in Paragraph 2 at Landlord's expense, the delivery of which shall be subject to the Building Availability Conditions noted below.

     2. BUILDING AVAILABILITY CONDITIONS: Landlord shall notify Tenant in writing (the "Building Availability Notice") no less than ten (10) days prior to the date on which Landlord anticipates that the Building will meet the following conditions: (i) the Premises will be vacated by the previous tenant; (ii) all furniture, fixtures, equipment and other personal property of such tenant will have been removed (excepting those which Tenant is purchasing from the previous tenant); and (iii) that the building will be delivered in a clean condition, with all carpets shampooed, walls patched and painted where necessary, all ceiling tiles and light fixtures in good repair and generally fully janitorized condition (such conditions (i) through (iii) referred to as the "Building Availability Conditions"). When these conditions have been met (and Tenant shall have been given an opportunity, upon no less than three (3) days notice, to walk-through the Premises to verify that the Building Availability Conditions have been met and/or to create a punch list of those items still needing to be met), then Tenant shall accept the Premises and Building in an "as-is" condition. Additionally, Landlord has provided to Tenant a letter from ACCO dated July 25, 1995 which details the primary specifications of the HVAC equipment in the Buildings and a letter from Frank Electric dated June 10, 1996 which details the primary specifications of electrical power provided to the Buildings.

     3. COMMENCEMENT DATE: Fifteen (15) days after the date that Tenant so accepts the Premises pursuant to the preceding sentence shall be deemed the Commencement Date. However, in no event shall Tenant be obligated to accept the Premises prior to the Early Occupancy Date noted in the Basic Lease Information and have the Term commence prior to the Commencement Date noted in the Basic Lease Information. By occupying the Premises, Tenant shall be deemed to have accepted the same as suitable for the purpose herein intended and to have acknowledged that the same comply fully with Landlord's obligations, except for any "punch list" type items which Tenant and Landlord have agreed that Landlord will repair. Notwithstanding the foregoing, acceptance of the space by Tenant shall not relieve Landlord of its obligation to complete outstanding punch-list items which are Landlord's responsibility. Within five (5) days after written request of Landlord and in the event that the Building Availability Conditions have been met, Tenant agrees to execute for Landlord a letter confirming the Commencement Date and certifying that Tenant has accepted delivery of the Premises.

     4. TENANT'S WORK: Tenant shall bear the cost of Tenant Improvements and any modifications requested by Tenant to the Buildings after the Building Availability Conditions have been met shall be at Tenant's expense. Additionally, Cable TV connections, telephone equipment and wiring and office equipment wiring, shall be installed by Tenant. The cost of space planning and preparing the working drawings (including the drawings noted below) for Tenant Improvements or any changes to the original instruction and/or plans and specifications shall be paid by Tenant. Tenant's architect and/or engineers shall prepare complete architectural, mechanical, electrical, plumbing, and other plans and specifications for any changes to the Premises. Tenant shall use its own unionized general contractor for the construction of its tenant improvements and shall contract directly with such contractor. Such contractor shall be subject to Landlord's approval, which will not be unreasonably withheld.

     5. SHELL AND TENANT IMPROVEMENT PLANS: Landlord shall provide Tenant with its most recent architectural drawings for the Buildings. However, Landlord shall not be responsible for any subsequent changes to, omissions from, or errors in such drawings. Tenant shall be responsible for preparing the necessary plans and specifications for any changes to the interiors of the Buildings desired by Tenant. All such plans and specifications shall be performed by Tenant's architect and engineers and shall be subject to approval by Landlord, which approval shall not be unreasonably withheld or delayed. It is agreed that the suitability of the improvements for the uses specified in the Lease shall be a reasonable condition to withhold approval.

     5. EXECUTION OF TENANT'S WORK: Tenant shall engage reputable, unionized general contractors who will complete the work in a good and workmanlike manner and in accordance with relevant laws and codes.

     6. PAYMENTS TO LANDLORD: Tenant shall pay to Landlord all amounts payable by Tenant, if any, within twenty (20) days after billing by Landlord. Bills may be rendered during the progress of the work so as to enable Landlord to pay its general contractor, architect or engineers without advancing Landlord's funds for Tenant Improvements though such progress billings shall only be based on the extent to which the work is completed.

     7. TENANT ALLOWANCE: Landlord shall provide Tenant an allowance as set for in the Basic Lease Information ("Tenant Allowance") for the cost of the following items in respect of the Tenant Improvements: Architectural and engineering fees, space planning, building permits or other governmental fees, cost of labor materials and other charges included in the construction contract for construction of Tenant Improvements. Tenant shall be allowed to request monthly draws against such allowance. Such requests shall include the following items: (a) copy of contract (each contract need be submitted only once), (b) invoice reflecting no more than the portion of the cost which has been completed, less a 10% holdback/retention, (c) conditional lien releases from the general

                               EXHIBITS - PAGE 2 OF 15
contractor and subcontractors. Landlord shall hold back the last 10% of the Tenant Allowance until Tenant has delivered the following items to Landlord: (a) final punch list signed off by both Tenant and Landlord and/or their architects,
(b) written certification from Tenant's architect and contractor that the work is complete and meets all applicable building codes, and (c) a final conditional lien release (IE. the final amount due to all of Tenant's contractor) reflecting an amount of no more than the amount to be paid by Landlord. Tenant shall cooperate with the schedule of Landlord' s construction lender and Landlord shall use reasonable efforts to insure that such amounts are paid promptly.


                               EXHIBITS - PAGE 3 OF 15

EXHIBIT "C"
--------------------------------------------------------------------------------

                               RULES AND REGULATIONS

     1. Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by Tenant or used by Tenant for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. Tenant, and Tenant's employees or invitees, shall not go upon the roof of the Building, except as authorized by Landlord and except as necessary for Tenant to perform its obligations under the Lease.

     2. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant either on the Premises or any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement or notice without notice to and at the expense of Tenant.

          If Landlord shall have given such consent to Tenant at any time, whether before or after the execution of the Lease, such consent shall not in any way operate as a waiver or release of any of the provisions hereof or of the Lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

     3. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

     4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window, door or patio on the Premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord's window coverings and shall not in any way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which might appear unsightly from outside the Building.

     5. During the continuance of any invasion, mob, riot, public excitement or other extreme and emergency circumstance rendering such action advisable in Landlord's reasonable opinion, Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of tenants and protection of the Building and property in the Building.

     6.   [Intentionally Omitted]

     7.   [Intentionally Omitted]

     8. Tenant shall see that the doors of the Premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or its employees leave such Premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness the Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

     9. As more specifically provided in the Lease, Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant's use.

     10. Tenant shall keep and cause to be kept closed all window coverings when necessary because of the sun's position.

     11. Tenant shall not alter any lock or access device or install a new or additional lock or access device or any bolt on any door of the Premises without the prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.

     12. Tenant shall not make or have made additional copies of any keys or access devices provided by Landlord. Tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys or access devices for the Building, offices, rooms and toilet rooms which shall have been furnished to Tenant or which Tenant shall have

                               EXHIBITS - PAGE 4 OF 15
had made. In the event of the loss of any keys or access devices so furnished by Landlord, Tenant shall pay Landlord therefor.

     13. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule by Tenant or Tenant's employees or invitees shall be borne by Tenant.

     14. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office or office equipment. Tenant shall not use any method of heating or air conditioning other than supplied by Landlord.

     15. Tenant shall not use, keep or permit to be used or kept in the Premises any foul or noxious gas or substance or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about the Premises or the Building.

     16.  [Intentionally omitted]

     17. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop or beauty parlor, nor shall the Premises be used for any improper, immoral or objectionable purpose, or any business or activity other than that specifically provided for in Tenant's Lease.

     18. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain and comply with Landlord's reasonable instructions in their installation.

     19. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord, which shall not be unreasonably withheld.

     20. Tenant shall not install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Building without first obtaining Landlord's approval, which shall not be unreasonably withheld, and approvals from applicable regulatory bodies (e.g. the City of Mountain
View). Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

     21. Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule by Tenant or Tenant's contractors, employees or invitees or the removal of any floor covering shall be borne by Tenant. Tenant shall use chair pads if needed to avoid excess wear and tear to the floor coverings.

     22. No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be carried up or down the elevators without appropriate protection of the elevators finishes.

          Landlord shall have the right to prescribe the weight, size, and position of all safes, furniture or other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant.

          Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

     23. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Tenant shall not mark, use double-sided adhesive tape on, or drive nails, screw or drill into, the partitions, woodwork or plaster or in any way deface the Premises or any part thereof. Tenant may hang pictures on walls in the Premises. Any damage to the walls caused by Molly bolts, or like hanging materials, will be repaired by Tenant.

                               EXHIBITS - PAGE 5 OF 15

     24.  [Intentionally Omitted]

     25. There shall not be used in any space, or in the public areas of the Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by Tenant into or kept in or about the Premises.

     26. Tenant shall store all trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the jurisdiction in which the Premises is located, without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

     27. Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same. Tenant shall not make room-to-room solicitation of business from other tenants in the Building.

     28. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and address of the Building. In such event, Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant in reprinting stationery and other office materials and providing notice of such change of name or address.

     29. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the rules or regulations of the Building.

     30. Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address. Tenant may use Project's name on its stationery and business cards.

     31. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

     32. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, unless caused by the gross negligence or willful misconduct of Landlord, its agents, servants, or employees ("Landlord Parties").

     33.  [Intentionally Omitted]

     34. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

     35. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinafter stated and any additional rules and regulations which are adopted. No new Rule or Regulation shall be designed to discriminate solely against Tenant.

     36. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests.

     37. Unless otherwise defined, terms used in these Rules and Regulations shall have the same meaning as in the Lease.

                               EXHIBITS - PAGE 6 OF 15

EXHIBIT "D"
--------------------------------------------------------------------------------


                        FORM OF TENANT ESTOPPEL CERTIFICATE

                        FORM OF TENANT ESTOPPEL CERTIFICATE

TO: ________________, OR ASSIGNEE ("LENDOR"), AND/OR WHOM ELSE IT MAY CONCERN:

THIS IS TO CERTIFY THAT:

1. The undersigned is the lessee ("Tenant") under that certain lease dated __________,19__, ("Lease"), by and between _________________ as lessor
     ("Landlord") and _____________________ as Tenant, covering those certain premises commonly known and designated as __________________ ("Premises").

2. The Lease has not been modified, changed, altered, assigned, supplemented or amended in any respect (except as indicated below; if none, state "none"). The Lease is not in default and is valid and in full force and effect on the date hereof. The Lease is the only Lease or agreement between the Tenant and the Landlord affecting or relating to the Premises. _____________________.

3 The Tenant is not entitled to, and has made no agreement(s) with the Landlord or its agents or employees concerning free rent, partial rent, rebate of rent payments, credit or offset or deduction in rent, or, except as set forth in the Lease, any other type of rental concession, including, without limitation, lease support payments or lease buy-outs (except as indicated below; if none, state "none"). _________________________________
     ______________________________________________________.

4. The Tenant has accepted and now occupies the ________________________. The Lease term began _______,19__. The termination date of the present term of the Lease, excluding unexercised renewals, is __________________.

5. The Tenant has paid rent for the Premises for the period up to and including _______________________,. The fixed minimum rent and any additional rent (including the Tenant's share of tax increases and cost of living increases) payable by the Tenant presently is $ _________ per month. No such rent has been paid more than two (2) months in advance of its due date, except as indicated below or except as required under the Lease (if none, state "none"). The Tenant's security deposit is $ ____________.
     ____________________________________.

6. No event has occurred and no condition exists which, with the giving notice or the lapse of time or both, will constitute a default under the Lease. The Tenant has no existing defenses or offsets against the enforcement of this Lease by the Landlord.

7. The Tenant has received or will receive payment or credit for tenant improvement work in the total amount of $ ________________ (or if other than cash, describe below; if none, state "none"). All conditions under this Lease to be performed by the Landlord as of the date hereof have been satisfied. All required contributions by the Landlord to the Tenant on account of the Tenant's tenant improvements have been received by the Tenant. _______________________________________________________________
     _______________________________________.

8. The Lease contains, and the Tenant has, no outstanding options or rights of first refusal to purchase the Premises or any part thereof or all or any part of the real property of which the Premises are a part.

9. No actions, whether voluntary or otherwise, are pending against the Tenant or any general partner of the Tenant under the bankruptcy laws of the United States or any state thereof.

10. The Tenant has not sublet the Premises to any sublessee and has not assigned any of its rights under the Lease, except as indicated below (if none, state "none"). No one except the Tenant and its employees occupies the Premises. ________________________________________.

11. The address for notices to be sent to the Tenant is as set forth in the Lease.

12. To the best of Tenant's knowledge, the use, maintenance or operation of the Premises by Tenant complies with, and will at all times comply with, all applicable federal, state, county or local statutes, laws, rules and regulations of any governmental authorities relating to environmental, health or safety matters (being hereinafter collectively referred to as the Environmental Laws).

                               EXHIBITS - PAGE 7 OF 15

13. The Premises have not been used by Tenant and the Tenant does not plan to use the Premises for any activities which, directly or indirectly, involve the use, generation, treatment, storage, transportation or disposal of any petroleum product or any toxic or hazardous chemical, material, substance, pollutant or waste.

14. Tenant has not received any notices, written or oral, of violation of any Environmental Law or of any allegation which, if true, would contradict anything contained herein and there are not writs, injunctions, decrees, orders or judgements outstanding, no lawsuits, claims, proceedings or investigations pending or threatened, relating to the use, maintenance or operation of the Premises by Tenant, nor is Tenant aware of a basis for any such proceeding.

15. (INCLUDE THIS PARAGRAPH FOR LOAN TRANSACTIONS.) The Tenant has been advised that all the interest of the Landlord in and to the Lease is being duly assigned to Lendor, and that pursuant to the terms thereof, all rent payments under the Lease shall continue to be paid to the Landlord in accordance with the terms of the Lease unless and until the Tenant is notified otherwise in writing by Lendor or its successors or assigns.

     Tenant has been advised further:
     (a) Under the provisions of this assignment, the Lease cannot be terminated (either directly or by the exercise of any option which could lead to termination) or modified in any of its terms, or consent be given to the release of any party having liability thereon, without the prior written consent of Lendor or it successors or assigns, and without such consent, no rent may be collected or accepted more than two (2) months in advance. Except as otherwise may be required under the Lease.

     (b) The interest of the Landlord in the Lease has been assigned to Lendor for the purposes specified in the assignment. Lendor, or its successors or assigns, assumes no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof.

     (c) Any notices sent to Lendor or its affiliates should be sent by registered mail and addressed as follows: ________________________.

16. Tenant agrees to give any Mortgagee and/or Trust Deed Holders ("Mortgagee"), by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee shall have an additional sixty (60) days within which to cure such default of it such default cannot be cured within that time, then such additional time as may be necessary to cure such default shall be granted if within such sixty (60) days Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default, in which event the Lease shall not be terminated while such remedies are being so diligently pursued.

17. This certification is made knowing that Lendor relies upon the truth of this certification in disbursing certain funds to or on behalf of Landlord.

18. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of the Tenant.

DATED THIS _____________ DAY OF ___________,19__.

                                   ---------------------------------------------
                                   (Tenant)

                                   By:
                                        ----------------------------------------
                                        Its:
                                             -----------------------------------
                                        Date:
                                             -----------------------------------
THE UNDERSIGNED HEREBY CERTIFIES THAT THE CERTIFICATIONS SET FORTH ABOVE ARE TRUE AS OF THE DATE HEREOF.

                                   ---------------------------------------------
                                   (Owner/Landlord)

                                   By:
                                        ----------------------------------------
                                        Its:
                                             -----------------------------------
                                        Date:
                                             -----------------------------------



                               EXHIBITS - PAGE 8 OF 15

EXHIBIT "E"
--------------------------------------------------------------------------------

               DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS
                            ("CC&R'S") CHARLESTON PLACE

                    See CC&R's dated July 16, 1991 and entitled

   "DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR CHARLESTON PLACE"

 a copy of which has been provided separately to Tenant and which were recorded in the records of Santa Clara County, Document #10989807.










                              EXHIBITS - PAGE 9 OF 15

EXHIBIT "F"
--------------------------------------------------------------------------------


               SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

FORM OR SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT PROVIDED BY CHEMICAL BANK, BASE FORM DATED SEPTEMBER 14, 1993 AND AS FURTHER AMENDED BY MUTUAL AGREEMENT BETWEEN JASON PETERS, REPRESENTING U.S. ROBOTICS, AND MIRIAM KULNIS, REPRESENTING CHEMICAL BANK.










                               EXHIBITS - PAGE 10 OF 15

EXHIBIT "G"
--------------------------------------------------------------------------------
                               ENVIRONMENTAL REPORTS

1. Report to Sun Microsystems from Wahler Associates regarding N. Bayshore Area Environment Risk Assessment dated 12/9/86.

2. Report to Adobe Systems from SRM Applied Environmental Research on Toxic Contamination in the Immediate Vicinity of Subject Property, dated February 25, 1987.

3. Canonie Environmental, Report on Existing Ground Water Assessment dated March 19, 1987.

4. Wahler Associates, Environmental Assessment: Potential Health Affects of Exposure to Chemicals in Ground Water and Soil Vapor dated March, 1987.

5. Levine Fricke, Computer Modeling of Recommended Alternative for the North Bayshore Area, dated July 29, 1987.

6. Short Form of License Agreement between Spectra-Physics, Inc., and Teledyne Semiconductor and Charleston Associates dated February 4, 1988.

7. Agreement between Spectra-Physics, Inc. and Teledyne Semiconductor and Charleston Associates, dated February 4, 1988.

8. Report to Sun Microsystems from Wahler Associates regarding N. Bayshore Area Environment Risk Assessment dated 12/9/86.

9. Report to Adobe Systems from SRM Applied Environmental Research on Toxic Contamination in the Immediate Vicinity of Subject Property, dated February 25, 1987.

10. Canonie Environmental, Report on Existing Ground Water Assessment dated March 19, 1987.

l1. Wahler Associates, Environmental Assessment: Potential Health Affects of Exposure to Chemicals in Ground Water and Soil Vapor dated March, 1987.

12. Levine Fricke, Computer Modeling of Recommended Alternative for the North Bayshore Area, dated July 29, 1987.

13. Short Form of License Agreement between Spectra-Physics, Inc., and Teledyne Semiconductor and Charleston Associates dated February 4, 1988.

14. Agreement between Spectra-Physics, Inc. and Teledyne Semiconductor and Charleston Associates, dated February 4, 1988.

15. Earth Metrics Incorporated, Soils and Groundwater Contamination Investigation for the Proposed Nine Acre Site in Mountain View, California, dated April 7, 1988.

16. Earth Metrics Incorporated, Soils and Groundwater Contamination Investigation for the Proposed Nine Acre Site in Mountain View, California, dated April 25, 1988.

17. Earth Metrics Incorporated, Draft Work Plan for Underground Tank Removal and Clean-Up of Minor Oil and Grease Surface Spills in the Southeast Quadrant, of Charleston/Huff, in Mountain View, California, dated September, 1988.

18. Agreement between Spectra-Physics, Inc., and Teledyne Semiconductor and Charleston Road Venture I and Charleston Road Venture II, dated September 14, 1988.

19. Short Form of License Agreement between Spectra-Physics, Inc., and Teledyne Semiconductor and Charleston Road Venture I, Charleston Road Venture II and Mozart-Travis Venture I dated September 14, 1988.

20. Earth Metrics Incorporated, Summary of Closure and Remediation of Southeast Quadrant of Charleston/Huff in Mountain View, California, Final Document dated January 25, 1989, Updated May 19, 1989.

21. Service Agreement between Riedel Environmental Services, Inc., and Charleston Road Venture I and II dated March 27, 1989.

                               EXHIBITS - PAGE 11 OF 15

22. Earth Metrics Incorporated, Final Environmental Site Assessment for Parcels 116-09-32/33/34/35/36, Alta, Avenue, Mountain View, California, dated May 5, 1989.

23. Earth Metrics Incorporated, Report to all concerned parties from Marc Papineau regarding Knoebel Property Historic Tank Investigation and Knoebel, Schrader, Perino Property Volatile Organics Investigation dated May 31, 1989.

24. Earth Metrics Incorporated, Work Plan for Immediate Source Excavation at 1029 Alta Avenue, Mountain View, California, dated June 16, 1989.

25. Earth Metrics Incorporated, Results of Immediate Source Excavation at 1029 Alta Avenue, Mountain View, California, dated June 30, 1989.

26. Earth Metrics Incorporated, Backfill Test Results for Alta Avenue, Mountain View, California, dated December 1, 1989.

27. Memo to Kevin Cuccias, Tom Grandsaert, Donna Pecorino of Benham Capital Management Group, Bruce Nakao of Adobe Systems, Brian Tjader of Bank of America, John Mozart of The Mozart Development Company and John Travis from Michael Wilson of The Mozart Development Company regarding Charleston Road Venture I and II North Bayshore Groundwater Extraction System. Also attached a report from Earth Metrics Incorporated, regarding the same, dated April 9, 1990.

28. Letter to Gary S. Winer of Alza Corporation from Rebecca Sterbentz of Aquifer Sources, Inc., regarding site M-3, monitoring well installation and testing of 1029 Alta Avenue, Mountain View, California. Also attached, various back-up reports/information pertaining to contents of letter.

29. Letter to Michael Wilson of The Mozart Development Company from Marc Papineau of Earth Metrics Incorporated, dated June 26, 1990, regarding Quarterly Groundwater Monitoring Report, Spectra-Physics and Teledyne Semiconductor, Mountain View, California (March 9, 1990) and Quarterly and Semi-annual Groundwater Monitoring Report, January through March 31, 1990, Spectra-Physics and Teledyne Semiconductor, Mountain View, California (May 15, 1990).

30. Letter to Janet Hagihara of The Mozart Development Company from Pat Broderick of Ferma Corporation regarding Tank Removal along with Test Data supplied from Sequoia Laboratory and a Memorandum from Santa Clara County Health Department dated February 12, 1986.

31. Earth Metrics Incorporated, Soils and Groundwater Contamination Investigation for the Proposed Nine Acre Site in Mountain View, California, dated April 7, 1988.

32. Earth Metrics Incorporated, Soils and Groundwater Contamination Investigation for the Proposed Nine Acre Site in Mountain View, California, dated April 25, 1988.

33. Earth Metrics Incorporated, Draft Work Plan for Underground Tank Removal and Clean-Up of Minor Oil and Grease Surface Spills in the Southeast Quadrant, of Charleston/Huff, in Mountain View, California, dated September, 1988.

34. Agreement between Spectra-Physics, Inc., and Teledyne Semiconductor and Charleston Road Venture I and Charleston Road Venture II, dated September 14, 1988.

35. Short Form of License Agreement between Spectra-Physics, Inc., and Teledyne Semiconductor and Charleston Road Venture I, Charleston Road Venture II and Mozart-Travis Venture I dated September 14, 1988.

36. Earth Metrics Incorporated, Summary of Closure and Remediation of Southeast Quadrant of Charleston/Huff in Mountain View, California, Final Document dated January 25, 1989, Updated May 19, 1989.

37. Service Agreement between Riedel Environmental Services, Inc., and Charleston Road Venture I and II dated March 27, 1989.

38. Earth Metrics Incorporated, Final Environmental Site Assessment for Parcels 116-09-32/33/34/35/36, Alta Avenue, Mountain View, California, dated May 5, 1989.

39. Earth Metrics Incorporated, Report to all concerned parties from Marc Papineau regarding Knoebel Property Historic Tank Investigation and Knoebel, Schrader, Perino Property Volatile Organics Investigation dated May 31, 1989.

40. Earth Metrics Incorporated, Work Plan for Immediate Source Excavation at 1029 Alta Avenue, Mountain View, California, dated June 16, 1989.

                               EXHIBITS - PAGE 12 OF 15

41. Earth Metrics Incorporated, Results of Immediate Source Excavation at 1029 Alta Avenue, Mountain View, California, dated June 30, 1989.

42. Earth Metrics Incorporated, Backfill Test Results for Alta Avenue, Mountain View, California, dated December 1, 1989.

43 Memo to Kevin Cuccias, Tom Grandsaert, Donna Pecorino of Benham Capital Management Group, Bruce Nakao of Adobe Systems, Brian Tjader of Bank of America, John Mozart of The Mozart Development Company and John Travis from Michael Wilson of The Mozart Development Company regarding Charleston Road Venture I and II North Bayshore Groundwater Extraction System. Also attached a report from Earth Metrics Incorporated, regarding the same, dated April 9, 1990.

44. Letter to Gary S. Winer of Alza Corporation from Rebecca Sterbentz of Aquifer Sources, Inc., regarding site M-3, monitoring well installation and testing of 1029 Alta Avenue, Mountain View, California. Also attached, various back-up reports/information pertaining to contents of letter.

45. Letter to Michael Wilson of The Mozart Development Company from Marc Papineau of Earth Metrics Incorporated, dated June 26, 1990, regarding Quarterly Groundwater Monitoring Report, Spectra-Physics and Teledyne Semiconductor, Mountain View, California (March 9, 1990) and Quarterly and Semi-annual Groundwater Monitoring Report, January through March 31, 1990, Spectra-Physics and Teledyne Semiconductor, Mountain View, California (May 15, 1990).

46. Letter to Janet Hagihara of The Mozart Development Company from Pat Broderick of Ferma Corporation regarding Tank Removal along with Test Data supplied from Sequoia Laboratory and a Memorandum from Santa Clara County Health Department dated February 12, 1986.

                               EXHIBITS - PAGE 13 OF 15

EXHIBIT "H"
--------------------------------------------------------------------------------

                         GUARANTY OF LEASE

     The undersigned, U.S. ROBOTICS CORPORATION, a Delaware corporation, whose address is 8100 McCormick Boulevard, Skokic, Illinois, 60076, in consideration of leasing of the premises described in that certain lease, dated June 12,1996, (the "Lease"), between, CHARLESTON PLACE ASSOCIATES, a California general partnership, as landlord ("Landlord"), and U.S. ROBOTICS ACCESS CORP., a Delaware corporation, as tenant ("Tenant"), does hereby covenant and agree as follows:

     1. The undersigned does hereby absolutely and unconditionally guarantee to Landlord the timely payment of all amounts that Tenant may at any time owe under the Lease, or any extensions, renewals or modifications of the Lease, and further guarantees to Landlord the full, faithful and timely performance by Tenant of all of the covenants, terms and conditions of the Lease, or any extensions, renewals or modifications of the Lease. If (i) Tenant shall default at any time in the payment of any rent or any other sums, costs or charges whatsoever, or in the performance of any of the other covenants and obligations of Tenant under the Lease, (ii) Landlord shall have provided notice thereof as provided in the Lease (unless Landlord is barred from providing such notice because of the tendency of any insolvency proceeds in respect of the Tenant), and (iii) Tenant shall have failed to cure such default within the time provided therefor in the Lease, then the undersigned, at its expense, shall on demand by Landlord fully and promptly pay all rents, sums, costs and charges to be paid and perform all other covenants and obligations to be performed by Tenant under or pursuant to the Lease, and in addition shall on demand by Landlord pay to Landlord any an all sums due to Landlord, including, without limitation, all interest on past due obligations of Tenant, costs advanced by Landlord, damages and all expenses (including, without limitation, court costs and reasonable counsel fees) that may arise in consequence of Tenant's default.

     2. The undersigned authorizes Landlord, without notice or demand and without affecting its liability hereunder, from time to time to: (i) consent to any extensions, accelerations or other charges in the time for any payment provided for in the Lease, or consent to any other alteration of any covenant, term or condition of the Lease in any respect, and to consent to any assignment, subletting or reassignment of the Lease; (ii) take and hold security for any payment provided for in the Lease or for the performance of any covenant, term or condition of the Lease, or exchange, waive or release any such security; and
(iii) apply such security and direct the order or manner of sale thereof as Landlord in its discretion may determine. Notwithstanding any termination, renewal, extension or holding over of the Lease, this Guaranty of Lease shall continue until all of the covenants and obligations on the part of Tenant to be performed have been fully and completely performed by Tenant and the undersigned shall not be released of any obligation or liability hereunder so long as there is any claim against Tenant arising out of the Lease that has not been settled or discharged in full.

     3. The obligations of the undersigned hereunder are independent of, and may exceed, the obligations of Tenant. A separate action or actions may, at Landlord's option, be brought and prosecuted against the undersigned, whether or not any action is first or subsequently brought against Tenant, or whether or not Tenant is joined in any such action, and the undersigned may be joined in any action or proceeding commenced by Landlord against Tenant arising out of, in connection with or based upon the Lease. The undersigned waives any right to:
(i) require Landlord to proceed against Tenant or any other person or entity or pursue any other remedy in Landlord's power whatsoever; (ii) complain of delay in the enforcement of Landlord's rights under the Lease; and (iii) require Landlord to proceed against or exhaust any security held from Tenant or the undersigned. The undersigned waives defense arising by reason of any disability or other like defense of Tenant or by reason of the cessation from any cause whatsoever of the liability of Tenant. The undersigned waives all demands upon and notices to Tenant (except notices which are expressly required under the Lease, provided however that such notices under the Lease shall not be required in the event that Landlord is barred from providing such notices due to the pending bankruptcy, reorganization, or other insolvency proceedings in respect of Tenant) and to the undersigned, including, without limitation, demands for performance, notices of nonperformance, notices of nonpayment and defense arising by reason of any disability or other defense of Tenant or by reason of the cessation from any cause whatsoever of the liability of Tenant. The undersigned waives notices of acceptance of this Guaranty of Lease.

     4. For purposes of this Guaranty of Lease and the obligations and liabilities of the undersigned hereunder, the term "Tenant" shall be deemed to include any and all concessionaires, licensees, franchisees, department operators, assignees, subtenants or others directly or indirectly leasing or occupying the premises leased under the Lease or operating or conducting a business in or from such premises.

     5. The undersigned assumes full responsibility for keeping fully informed of the financial condition of Tenant and all other circumstances affecting Tenant's ability to perform its obligations under the Lease, and agrees that Landlord will have no duty to report to the undersigned any information that Landlord receives about Tenant's financial condition or any circumstances bearing on its ability to perform such obligations.

     6. This Guaranty of Lease shall remain in full force and effect notwithstanding the appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment by Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any


                               EXHIBITS - PAGE 14 OF 15
insolvency, bankruptcy, reorganization, moratorium or other debtor relief act or statute, whether now existing or hereafter amended or enacted, or the disaffirmance of the Lease in any such action or otherwise.

     7. If this Guaranty of Lease is signed, or if the obligations of Tenant are otherwise guaranteed, by more than one party, their obligations shall be joint and several, and the release or limitation of liability of any one or more of such guarantors shall not release or limit the liability of any other of such guarantors.

     8. This Guaranty of Lease shall be binding upon the undersigned and the undersigned's heirs, administrators, personal and legal representatives, successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns. Landlord may, without notice, assign this Guaranty of Lease, the Lease or the rents and other sums payable thereunder, in whole or in part.

     9. In addition to the amounts guaranteed hereunder, the undersigned agrees to pay reasonable counsel fees and all other costs and expenses incurred by Landlord in enforcing this Guaranty of Lease or in any action or proceeding arising out of, or relating to, this Guaranty of Lease.

     10. This Guaranty of Lease shall be deemed to be made under and shall be governed by the laws of the State of California in all respects, including matters of construction, validity and performance, and the terms and provisions hereunder may not be waived, altered, modified or amended except in a writing duly signed by an authorized officer of Landlord and by the undersigned.

     11. If any of the provisions of this Guaranty of Lease shall contravene or be held invalid under the laws of any jurisdiction, this Guaranty of Lease shall be construed as if not containing those provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

     IN WITNESS WHEREOF, the undersigned has executed this Guaranty of Lease on this 19th of June, 1996.

                              U.S. ROBOTICS CORPORATION
                              a Delaware Corporation

                                   By:  /s/ C. David Hall
                                        ------------------------------------
                                   Its: Treasurer
                                        ------------------------------------


                               EXHIBITS - PAGE 15 OF 15

                                 CONSENT TO SUBLEASE

     AGREEMENT, made as of this _____ day of ____________,19__ by and among _________________________ ("Landlord"), and _______________ (hereinafter
"Tenant"), the Tenant under a lease dated as of _____________ (which lease as heretofore or hereafter amended is hereinafter called the "Master Lease"), under which the Landlord is leasing to Tenant approximately ____________ square feet of space in the building known as ______________________________ (hereinafter "Premises"), and _____________________, a _______________________ (hereinafter
"Subtenant"). Landlord hereby consents to the subletting by the Tenant to the Subtenant, pursuant to a sublease (hereinafter "Sublease") dated as of ____________, a copy of which is attached hereto, the Premises as shown and marked on the floor plan attached to the Master Lease, such consent being subject to and upon the following terms and conditions, to each of which Tenant and Subtenant expressly agree:

     1.   Nothing contained in this agreement shall either:

          (a) operate as a consent to or approval or ratification by the Landlord of any of the provisions of the Sublease or as a representation or warranty by Landlord and Landlord shall not be bound or estopped in any way by the provisions of the Sublease, or

          (b) be construed to modify, waive or affect (i) any of the provisions, covenants or conditions in the Master Lease, (ii) any of Tenant's obligations under the Master Lease, or (iii) any rights or remedies of Landlord under the Master Lease, or otherwise, or to enlarge or increase Landlord's obligations or Tenant's rights under the Master Lease, or otherwise, or

          (c) be construed to waive any present or future breach or default on the part of Tenant under the Master Lease.

          In case of any conflict between the provisions of this agreement and the provisions of the Sublease, the provisions of this agreement shall prevail unaffected by the Sublease.

     2. The Sublease shall be subject and subordinate at all times to the Master Lease and all of its provisions, covenants and conditions. In case of any conflict between the provisions of the Master Lease and the provisions of the Sublease, the provisions of the Master Lease shall prevail unaffected by the Sublease.

     3. Neither the Sublease nor this consent thereto shall release or discharge the Tenant from any liability under the Master-Lease and Tenant shall remain liable and responsible for the full performance and observance of all of the provisions, covenants and conditions set forth in the Master Lease on the part of Tenant to be performed and observed. Any breach or violation of any provisions of the Master Lease by Subtenant shall be deemed to be and shall constitute a default by Tenant in fulfilling such provision.

     4. This consent by Landlord shall not be construed as a consent by Landlord to any further subletting either by Tenant or Subtenant. The Sublease may not be assigned, renewed or extended nor shall the Premises, or any part thereof be further sublet without the prior written consent of the Landlord thereto in each instance.

     5. Upon the expiration or any earlier termination of the term of the Master Lease, or in case of surrender of the Master Lease by Tenant to Landlord, the Sublease and its term shall expire and come to an end as of the effective date of such expiration, termination, or surrender.

     6. Both the Tenant and Subtenant shall be and continue to be liable for all bills rendered by Landlord for charges incurred by or imposed upon Subtenant for services rendered and materials supplied to the Premises pursuant to the terms of the Master Lease.

     7. Any notice or communication which ally party hereto may desire or be required to give any other party under or with respect to this agreement shall be given by prepared certified mail addressed to such other party, in the case of Landlord at _____________________________ and in the case of Tenant at ________________________________________
          and in the case of Subtenant at ____________________________________, or in any case at such other address as such other party may have designated by notice given in accordance with the provisions of this
          Article 7. The time when such notice or communication shall be deemed to have been given shall be the time same shall be so mailed.

     8. This agreement shall be construed in accordance with the laws of the State of California and contains the entire agreement of the parties hereto with respect to the subject matter hereof and may not be changed or terminated orally or by course of conduct.

     9. This Sublease and Consent by Landlord shall be attached to and incorporated in the Master Lease identified in the Sublease.

     10. Notwithstanding anything to the contrary contained herein, Landlord acknowledges that the Sublease has been entered into in accordance with Paragraph 9 of the Master Lease and Landlord hereby permits Tenant to sublet the Premises pursuant to the Sublease for the use set forth therein.

Exhibit A is attached hereto and made a part thereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the day and year first above written.

--------------------------              ---------------------------------
(Landlord)                              (Tenant)

By                                      By
     ---------------------                   ----------------------------
     Authorized Agent

                                        ---------------------------------
                                        (Subtenant)

                                        By
                                             ----------------------------

                             COMMENCEMENT DATE MEMORANDUM

LANDLORD:      Charleston Place Associates
               -----------------------------------------------------------------
TENANT:        U.S. Robotics Access corp.
               -----------------------------------------------------------------
LEASE DATE:    June 12, 1996
               -----------------------------------------------------------------
PREMISES:      1585 Charleston Road
               -----------------------------------------------------------------
               Mountain View, CA 94043
               -----------------------------------------------------------------

Pursuant to the above referenced Lease, Tenant has accepted the 1585 Charleston Road building as of October 14, 1996 and the Commencement Date of November 1, 1996 for 1585 Charleston Road is hereby confirmed. Any and all punch list items previously left as a condition to the Commencement Date Memorandum have been met.


                                   LANDLORD:

                                   CHARLESTON PLACE ASSOCIATES
                                   a California General Partnership

                                   By:  CHARLESTON VENTURE I LIMITED
                                        PARTNERSHIP,
                                        a California Limited Partnership

                                   Its: General Partner

                                        By:  /s/ John Mozart
                                             -----------------------------------
                                             John Mozart

                                        Its:  General Partner
                                             -----------------------------------


                                   By:  COMPETROL REAL ESTATE LIMITED
                                        a British Virgin Island private company

                                   Its: General Partner

                                        By:  /s/ [ILLEGIBLE]
                                             -----------------------------------

                                        Its:  Executive Vice President
                                             -----------------------------------

                                        By:  /s/ [ILLEGIBLE]
                                             -----------------------------------


                                        Its:  Vice President
                                             -----------------------------------

                                   TENANT:

                                   U.S. ROBOTICS ACCESS CORP.
                                   a Delaware Corporation


                                        By:  /s/ C. David Hall
                                             -----------------------------------
                                             C. David Hall

                                        Its:  Treasurer
                                             -----------------------------------

                          AMENDMENT ONE TO LEASE AGREEMENT

     This Lease Amendment One dated September 16, 1996 forms an integral part of the Lease Agreement dated June 12, 1996 (the "Lease"), by and between Charleston Place Associates, a California partnership, (herein called "Landlord") and U.S. Robotics Access Corp. a Delaware corporation, (herein called "Tenant") as fully as if this Amendment One were incorporated into said Lease Agreement.

                                     WITNESSETH

     WHEREAS, TENANT and LANDLORD did make and execute a Lease Agreement, dated June 12, 1996 for those certain premises consisting of approximately 131,580 square feet of rentable area, commonly known as 1565 and 1585 Charleston Road, Mountain View, California.

     WHEREAS, the parties hereto desire to alter and modify said Lease in the manner hereinafter set forth.

     NOW, THEREFORE, Tenant and Landlord hereby agree that said Lease described above shall be modified in the following particulars:

     1)   EARLY OCCUPANCY DATE:    The Premises shall be delivered to Tenant as
follows:

            1565 Charleston Road:  September 16, 1996

            1585 Charleston Road:
               First Floor:        A date between October 1 and October 14, 1996
               Second Floor:       A date between October 7 and October 14, 1996

     2) COMMENCEMENT DATE: The Commencement Date of the Lease shall be set as follows:

            1565 Charleston Road:  October 1, 1996

            1585 Charleston Road:  November 1, 1996

     3)   EXPIRATION DATE AND TERM:     The Expiration Date shall be October 31,
2006. This shall override the length of Term noted in the Basic Lease
Information.

     4) CONDITION OF PREMISES AT DELIVERY: The 1565 Charleston Road building has been accepted in "as-is" condition with no further obligation from Landlord. The 1585 Charleston Road building shall be accepted by Tenant in the condition noted in the letter agreement between Tim McChesney of U.S. Robotics and Roger Van Overbook of Adobe Systems, Inc. dated September 16, 1996.

     5) SUBLEASE RENT - OCTOBER 1996: In the event that a subtenant occupies the 1585 Charleston Road building during the month of October 1996, and so long as the lease between Adobe Systems, Inc. and Landlord has terminated, then Tenant shall pay to Landlord Rent equal to $2.15 per square foot per month (prorated for a partial month) on all such space so subleased. For example, if the entire first floor is subleased, the daily Rent to be paid Landlord shall equal $2,627.85.

All of the provisions of the Lease affected by this Amendment One shall be deemed amended whether or not actually specified herein in order to effectuate the interest of the parties to amend the Lease as herein specified. Except as expressly provided herein, the terms and conditions of the Lease shall remain in full force and effect. In the event of a conflict between the terms of the Lease and the terms of this Amendment One, the terms of this Amendment One shall control.

LANDLORD:                          TENANT:

Charleston Place Associates,       U.S. Robotics Access Corp.
a California partnership           a Delaware corporation


By:  /s/ [ILLEGIBLE]               By:  /s/ C. David Hall
     --------------------------         -------------------------------
Its:      AGENT                    Its:      TREASURER
     --------------------------         -------------------------------
Date:          9/17/96             Date:          9/16/96
     --------------------------         -------------------------------

                                   GUARANTOR:

                                   U.S. Robotics Corporation
                                   a Delaware corporation

                                   By:  /s/ C. David Hall
                                        -------------------------------
                                   Its:      TREASURER
                                        -------------------------------
                                   Date:          9/16/96
                                        -------------------------------